Exhibit 2.1

SHARE PURCHASE AGREEMENT

DATED AS OF July 21, 2005

between

SUN MEDIA INVESTMENT HOLDINGS LTD

AND

SE GLOBAL EQUITIES CORP.,

WITH RESPECT TO ALL

OUTSTANDING SHARES OF

SPEARHEAD GROUP LTD (TO BE RENAMED SUN NEW MEDIA GROUP LIMITED)

SHARE PURCHASE AGREEMENT

TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this "Agreement"), dated as of July 21, 2005, is made and entered into by and among SE Global Equities Corp. a Minnesota corporation ("Purchaser" and or "SE Global"), and Sun Media Investment Holdings Ltd. a company incorporated in the British Virgin Islands and having it registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. (the "Seller"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 12.01.

WHEREAS, the Seller is the beneficial owner (a "Beneficial Owner") of the entire issued and paid up share capital of Spearhead Group Ltd (to be renamed Sun New Media Group Limited) (the "Company") (the "Shares"); and

WHEREAS, the Seller desires to sell, and Purchaser desires to purchase, the Shares on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I: SALE OF SHARES AND CLOSING

1.01. Sale and Purchase of Shares. At the Closing, subject to the terms and conditions herein and in reliance on the representations and warranties of the Purchaser contained herein, and in the manner herein provided, the Seller shall sell and deliver to the Purchaser all of the Shares of the Company owned beneficially or of record by such Seller as set forth in Disclosure Schedule 1.01, and subject to the terms and conditions herein and in reliance on the representations and warranties of the Seller contained herein, Purchaser shall purchase the Shares from the Seller on the terms and conditions set forth herein.

1.02. Purchase Price and Consideration. The aggregate purchase consideration for the Company Shares shall be the sum of U.S.[$ 50,000,000 ] (the "Purchase Consideration"). The Purchaser shall satisfy the Purchase Consideration by issuing and delivering to the Seller Fifty Million (50,000,000) shares of restricted common stock of the Purchaser, with a par value of $.001 per share (hereinafter the "SE Global Shares"), which will be issued at a deemed price of U.S.$1.00 per share of SE Global Shares. This arms-length price was negotiated by the parties and is based on the average trading price of the common stock of the Purchaser as quoted on the OTC Bulletin Board immediately before signing the term sheet outlining the parties originally proposed transaction on January 6, 2005 and after taking into consideration a two for one stock split.

1.03. Closing. The Closing will take place at the offices of [Venture Law Corp. 618-688 West Hasting Street, Vancouver, BC V6B 1P1, Canada , or at such other place as Purchaser and Seller mutually agree, at 10:00 A.M. local time, on the Closing Date. At the Closing:

    the Seller will assign and transfer to Purchaser good and valid title in and to the Shares, free and clear of all Liens, by delivering to Purchaser the original share certificates representing the Shares, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite share transfer tax stamps, if any, attached; and
    the Purchaser shall deliver to the Seller the original share certificates representing the SE Global Shares referred to in Section 1.02(a) , duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite share transfer tax stamps, if any, attached.

1.04. Private Stock Purchase Agreement. Capital Alliance Group Inc. ("Capital Alliance") and Sun Media Investment Holdings Limited ("Sun Media") have entered into a private stock purchase agreement substantially in the form of Exhibit A (the "Private Stock Purchase Agreement") dated July 6, 2005. In connection with the Closing and the payment of the required consideration under the Private Stock Purchase Agreement of US$450,000, Capital Alliance will deliver to Sun Media 500,000 shares of SE Global duly endorsed in blank or accompanied by duly executed stock powers in bank, with requisite share transfer tax stamps, if any, attached. Sun Media understands these shares will be considered restricted shares as defined by the Securities Act.

1.05. Pooling Agreement. On the Closing Date, the Shareholders, Finders, and Capital Alliance Group Inc. will enter into a pooling agreement with the Purchaser in respect of the SE Global Shares they will hold on Closing, substantially in the form of Exhibit B (the "Pooling Agreement"). The term of the applicable pooling period shall be twenty-five (25) months following the Closing Date for each of the shareholders subject to the Pooling Agreement.

1.06. Additional Funding. On the Closing Date, Sun Media will advance $100,000 as working capital to SE Global subsidiary Global American Investments Inc., and at the one year anniversary of the Closing Date, Sun Media will advance an additional $100,000 to Global American Investments Inc as additional expansion capital.

ARTICLE II: REPRESENTATIONS AND WARRANTIES
RELATING TO THE COMPANY AND ITS SUBSIDIARIES

The Seller represents and warrants to Purchaser as set forth below as of the date of this Agreement and as of the Closing Date, subject to the exceptions set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"), the section numbers and letters of which correspond to the section numbers and letters of this Agreement.

2.01. Authority. The execution and delivery of this Agreement, and the performance by the Company of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors and the shareholders of the Company, no other corporate action on the part of the Company or its shareholders being necessary. This Agreement has been duly and validly executed and delivered by the Company and constitutes, and upon the execution and delivery by the Company will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.02. Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. The Company has full corporate power and authority to conduct its business as and to the extent now conducted. Section 2.02 of the Disclosure Schedule lists all lines of business in which the Company is participating or engaged. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section 2.02 of the Disclosure Schedule, . The name of each director and officer of the Company on the date hereof, and the position held by each, are listed in Section 2.02 of the Disclosure Schedule. The Company has, prior to the execution of this Agreement, delivered to Purchaser true and complete copies of the memorandum and articles of association of the Company as in effect on the date hereof.

2.03. Share Capital. The authorized share capital of the Company consists of 500,000 million Ordinary Shares, of which 250,000 Ordinary Shares are issued and outstanding, as of the date of this Agreement. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in Section 1.03 will transfer to Purchaser good and valid title to the Shares, free and clear of all Liens.

2.04. Subsidiaries. The Company does not have any Subsidiaries as at the date of this Agreement.

2.05. No Conflicts. The execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby will not:

    conflict with or result in a violation or breach of any of the terms, conditions or provisions of the memorandum and articles of association (or other comparable corporate charter documents) of the Company ;
    subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.06 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Company ; or
    except as disclosed in Section 2.05 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon the Company or any Contract or License to which the Company is bound.

2.06. Governmental Approvals and Filings. Except as disclosed in Section 2.06 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby.

2.07. Books and Records. The minute books and other similar records of the Company as made available to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders, the boards of directors and committees of the boards of directors of the Company . The share transfer ledgers and other similar records of the Company as made available to Purchaser prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the share capital of the Company s. Except as set forth in Section 2.07 of the Disclosure Schedule, neither the Company has any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company .

2.08. Financial Statements. One week after the execution of this Agreement, the Company shall deliver to Purchaser true and complete copies of the following financial statements:

    the audited balance sheets of the Company as of July 10th, 2005 , together with a true and correct copy of the report on such audited information by the Auditor; and
    all such financial statements were prepared in accordance with US accounting GAAP and fairly present the consolidated financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods covered thereby. .

2.09. Absence of Changes. Except as disclosed in Section 2.09 of the Disclosure Schedule, or in the ordinary course of business, there has not occurred between the Audited Financial Statement Date and the date hereof:

    any declaration, setting aside or payment of any dividend or other distribution in respect of any capital shares of the Company , or any direct redemption, purchase or other acquisition by the Company of any such capital shares of the Company ;
    any issuance, sale or other disposition by the Company of any capital shares of the Company, or any modification or amendment of any right of any holder of any outstanding capital shares of the Company ;
    (i) incurrences by the Company of any Indebtedness exceeding US$ 100,000, or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company under, any Indebtedness of or owing to the Company ;
    any material change in (i) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Company , (ii) any method of calculating any bad debt, contingency or other reserve of the Company for accounting, financial reporting or Tax purposes or (iii) the fiscal year of the Company;
    any incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of the Company;
    any (i) amendment of the memorandum and articles of association (or other comparable corporate charter documents) of the Company , (ii) reorganization, liquidation or dissolution of the Company or (iii) Business Combination involving the Company and any other Person;
    any , amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (i) any Contract or (ii) any material License held by the Company;
    any commencement or termination by the Company of any line of business;
    any transaction by the Company with the Seller, or any officer, director, Affiliate or Associate of the Seller which is: (i) outside the ordinary course of business consistent with past practice, and (ii) other than on an arm's-length basis; or
    any entering into of an agreement to do or engage in any of the foregoing after the date hereof.

2.10. No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet included in the Audited Financial Statements or in the notes thereto or as disclosed in Section 2.10 of the Disclosure Schedule, there are no Liabilities incurred by the Company or , other than Liabilities incurred in the ordinary course of business consistent with past practice.

2.11. Taxes.

    Except as set forth in Section 2.11 of the Disclosure Schedule, all Tax Returns, reports and other filings in respect of Taxes required to be filed in respect of the Company on or prior to the Closing Date have been duly and timely filed, have been prepared in compliance with all applicable laws, rules and regulations, and are true, correct and complete. All Taxes due and payable by the Company on or prior to the Closing Date, have been fully paid when due. The Company has established adequate reserves on their respective books of account for all Taxes and for the liability for deferred income Taxes payable in respect of the Company.
    There are no Tax liens on any of the assets of the Company, except for liens for Taxes not yet due.

    Other than pursuant to this Agreement, the Company has never been a party to or bound by any Tax indemnity, Tax sharing or similar agreement.
    There is no material dispute or claim concerning any Tax Liability of the Company either (i) claimed or raised by any authority in writing or (ii) as to which the Seller and the directors and officers (and employees responsible for Tax matters) of the Company has any knowledge based upon personal contact with any agent of such authority. Section 2.11 (d) of the Disclosure Schedule lists all jurisdictions in which Tax Returns are filed with respect to the Company and indicates those Tax Returns that have been audited or that are currently the subject of audit. Seller.
    The Company: (i) is not engaged in the conduct of a trade or business within the United States, (ii) is not a corporation or other entity organized or incorporated in the United States, and (iii) does not have a branch or other permanent establishment in any country outside its country of incorporation or organization.
    The aggregate tax basis of the assets held in the Company does not exceed the fair market value of the share capital of the Company.

2.12. Legal Proceedings. Except as disclosed in Section 2.12 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

    there are no Actions or Proceedings pending or, to the knowledge of the Company , threatened against, relating to or affecting the Company which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the value of the Shares, or (ii) if determined adversely to the Company , could reasonably be expected to result in (A) any injunction or other equitable relief against the Company that would interfere in any material respect with its business or operations or (B) Losses by the Company , exceeding US$100,000; and
    there are no Orders outstanding against the Company .

2.13. Compliance With Laws and Orders. Except as disclosed in Section 2.13 of the Disclosure Schedule, the Company has not at any time within the last two years been, or has received any notice that it is or has at any time within the last two years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Company.

2.14. Tangible Personal Property. The Company has valid rights under Contract to use, all tangible personal property used in the conduct of their business, including all tangible personal property reflected on the balance sheet included in the Audited Financial Statements and tangible personal property acquired since the Audited Financial Statement Date other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.16 of the Disclosure Schedule, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

2.15. Intellectual Property Rights. The Company has interests in or use only the Intellectual Property disclosed in Section 2.17 of the Disclosure Schedule, each of which the Company either has all right, title and interest in or a valid and binding license to use.

2.16. Contracts.

    Section 2.18(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements , to which the Company is a party or by which any of their respective Assets and Properties is bound:
      all Contracts providing for a commitment of employment or consultation services, and (B) any written representations, or commitments, involving an obligation of the Company to make payments exceeding US $100,000 in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business;
      all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company to engage in any business activity or compete with any Person or, except as provided in Section 5.9, prohibiting or limiting the ability of any Person to compete with the Company;
      all partnership, joint venture, shareholders' or other similar Contracts with any Person;
      all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees;
      all Contracts between or among the Company , on the one hand, and any Seller, or officer, director, Affiliate or Associate of such Seller (other than the Company ), on the other hand;
      all Contracts that (A) limit or contain restrictions on the ability of the Company to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital shares, , to incur or suffer to exist any Lien, , to change the lines of business in which it participates or engages or to engage in any Business Combination or (B) require the Company to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and
      all other Contracts that involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company of more than US $100,000.
    Each Contract required to be disclosed in Section 2.18(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 2.18(b) of the Disclosure Schedule the Company, nor, to the knowledge of the Seller and the Company , any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

2.17. Licenses.

    Section 2.17 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material to the business or operations of the Company Except as disclosed in Section 2.17 of the Disclosure Schedule:
    The Company owns or validly holds all Licenses that are material to its business or operations;
    each License listed in Section 2.17 of the Disclosure Schedule is valid, binding and in full force and effect; and
    the Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

2.18. Insurance. Section 2.18 of the Disclosure Schedule contains a true and complete list of all liability, property, and other insurance policies currently in effect that insure the business, operations or employees of the Company. The insurance coverage provided by the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement.

2.17. Employees; Labor Relations. Section 2.217 of the Disclosure Schedule contains a list of the name of each officer and full-time employee of the Company at the date hereof. The Company has complied in all material respects with all applicable Laws relating to the employment of labor, including without limitation those relating to wages, hours and collective bargaining.

2.18. Environmental Matters. The Company has obtained all Licenses that are required in respect of its business and operations under applicable Environmental Laws. The Company is in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law.

2.19. Substantial Customers and Suppliers. Section 2.19(a) of the Disclosure Schedule lists as of the date hereof the customers of the Company , which account for more than [10%] of the Company's turnover, and the suppliers of the Company which account for more than [10%] of the suppliers of the Company .. Except as disclosed in Section 2.19(c) of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from or sales or provision of services to the Company since the Audited Financial Statement Date, or to the knowledge of the Company , has threatened to cease or materially reduce such purchases or sales or provision of services after the date hereof. Except as disclosed in Section 2.24(d) of the Disclosure Schedule, to the knowledge of the Company , no such customer or supplier is threatened with bankruptcy or insolvency.

2.20. Bank and Brokerage Accounts; Investment Assets. Section 2.20 of the Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship.

2.21. No Powers of Attorney. Except as set forth in Section 2.21 of the Disclosure Schedule, the Company does not have any powers of attorney or comparable delegations of authority outstanding.

2.22. Accounts Receivable. Except as set forth in Section 2.22 of the Disclosure Schedule, the accounts and notes receivable of the Company reflected on the balance sheet included in the Audited Financial Statements, and all accounts and notes receivable arising subsequent to the Audited Financial Statement Date, (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Audited Financial Statements, and (vi) are not the subject of any Actions or Proceedings brought by or on behalf of the Company . Section 2.27 of the Disclosure Schedule sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of receivables of the Company. All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for the Company , a perfected security interest in the related collateral, have been taken.

2.23.Finders Fees and Brokers. Other than the Finder's Fee Agreement(s) attached as Exhibit C2, the Seller and the Company have not agreed to provide a finder's fee, brokerage commission or similar payment to a third party. No party has been involved in the active negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser, the Company or the Seller for a finder's fee, brokerage commission or similar payment.

2.24. Disclosure. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE III: REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER

3.01. Authorization. The Seller represents and warrants to Purchaser as set forth below, as of the date of this Agreement and as of the Closing Date, subject to the exceptions set forth in the Disclosure Schedule.

    The Seller is the sole and exclusive Beneficial Owner of the Shares, free and clear of all Liens, and, except as set forth Section 3.01(a) of the Disclosure Schedule, there are no agreements, arrangements or understandings to which such Seller is a party (other than this Agreement) involving the purchase, sale or other acquisition or disposition of the Shares or any interest therein.
    The Seller shall deliver or cause to be delivered to Purchaser certificates representing all the Shares, each such certificate to be duly endorsed for transfer and free and clear of all Liens. The delivery of such certificates to Purchaser duly endorsed for transfer will transfer to Purchaser good and valid title to such Shares, free and clear of all Liens.
    The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and authority to carry on its business as now being conducted and to own its properties. The Seller has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Seller of this Agreement have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by each Seller, and (assuming due execution and delivery by Purchaser) this Agreement constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms.
    The execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby and thereby will not (i) except as disclosed Section 3.01(d) of the Disclosure Schedule, breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under or require any consent or the giving of any notice under, any articles or certificate of incorporation or other constituting document, by-laws, or other documents providing for the governance of the Seller, or other instrument or obligation to which the Seller is a party, or by which the Seller or the Shares may be bound, or result in the creation of any Lien upon the properties or assets of such Seller pursuant to the terms of any such instrument or obligation, or (ii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any court or governmental or regulatory body, agency or authority applicable to the Seller or by which the Shares may be bound.

3.02. SE Global Shares. The Seller receiving SE Global Shares acknowledges, to Purchaser as set forth below, as of the date of this Agreement and as of the Closing Date, that the SE Global Shares to be issued pursuant to this Agreement will not have been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by the Seller in this Agreement. The Seller understands that the SE Global Shares to be received by the Seller in the transactions contemplated hereby will be "restricted securities" under applicable federal securities laws.

ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

4.01. Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Minnesota. Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Purchaser is duly qualified, licensed or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary and in which the failure to be so qualified, licensed or admitted and in good standing could reasonably be expected to have an adverse effect on the validity or enforceability of this Agreement or on the ability of Purchaser to perform its obligations hereunder or thereunder.

4.02. Authorization. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the board of directors of Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

4.03. No Conflicts. The execution and delivery by Purchaser of this Agreement do not, and the performance by Purchaser of its obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby will not:

    conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws of Purchaser;
    subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Disclosure Schedule 4.05, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or
    except as disclosed in Disclosure Schedule 4.03, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

4.04. SE Global Shares. The SE Global Shares to be issued and delivered to the Shareholders and Finders have been duly authorized and, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The delivery of certificates at the Closing representing the SE Global Shares in the manner provided in Section 1.03 will transfer to the Shareholders good and valid title to the SE Global Shares, free and clear of all Liens.

4.05. Governmental Approvals and Filings. Except as disclosed in Disclosure Schedule 4.05, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby.

4.06. Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

4.07. SEC Documents; Financial Statements. As of their respective filing dates, the Purchaser SEC Documents complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended and the Securities Act, as amended and none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected or supplemented by a subsequently filed Purchaser SEC Document. The financial statements of Purchaser, including the notes thereto, included in the Purchaser SEC Documents (the "Purchaser Financial Statements") complied with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Forms 10-Q, as permitted by Form 10-Q of the SEC). The Purchaser Financial Statements fairly present and accurately reflect the consolidated financial condition and operating results of Purchaser at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal year-end adjustments).

4.08. Finders and Brokers. Other than the Finder's Fee Agreement(s) attached as Exhibit C2, the Purchaser has not agreed to provide a finder's fee, brokerage commission or similar payment to a third party. No party has been involved in the active negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser, the Company or the Seller for a finder's fee, brokerage commission or similar payment.

4.09. Investment Company. Purchaser is not an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended (the "Investment Company Act"). Provided that the Company is not an "investment company" within the meaning of the Investment Company Act, Purchaser will not be an "investment company" upon consummation of the transactions contemplated in this Agreements.

4.10. Shares. Purchaser acknowledges, represents and warrants to Seller as set forth below, as of the date of this Agreement and as of the Closing Date.

    Purchaser understands that the Shares to be sold to Purchaser pursuant to this Agreement will not have been registered under the Securities Act, or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by Purchaser in this Agreement. Purchaser understands that the Seller are relying, in part, upon the Purchaser's representations and warranties contained in this Section 4.10 for the purpose of determining whether this transaction meets the requirements for such exemptions.
    Purchaser is an "accredited investor" (as defined in Rule 501(a) under the Securities Act).
    Purchaser understands that the Shares to be received by Purchaser in the transactions contemplated hereby will be "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the SEC promulgated thereunder provide in substance that Purchaser may dispose of such Shares only pursuant to an effective registration statement under the Securities Act or an exemption from registration, if available. Purchaser further understands that applicable state securities laws may impose additional constraints upon the sale of securities. As a consequence, Purchaser understands that Purchaser may have to bear the economic risk of an investment in the Shares to be received by Purchaser pursuant to the transactions contemplated hereby for an indefinite period of time.

    Purchaser is acquiring Shares pursuant to the transactions contemplated hereby for investment only and not with a view to or intention of or in connection with any resale or distribution of such Shares or any interest therein.

ARTICLE V: COVENANTS OF SELLER

The Seller covenant and agree with Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, for a period of six months following the Closing Date, the Seller will comply with all covenants and provisions of this Article V, except to the extent Purchaser may otherwise consent in writing. For purposes of this Article V, the parties understand and agree that in all cases where the Seller covenant to cause the Company to take, or refrain from taking a particular action, each Seller agrees to exercise all control and power over the Company available to such Seller (whether by virtue of office, directorship, shareholder status, contract or otherwise), , but subject to applicable law, in order to cause the Company to take, or refrain from taking, the specified action, provided that no Seller shall be obligated to exercise any control or power not available to them by virtue of office, directorship, shareholder status, contract or otherwise.

5.01. Regulatory and Other Approvals. The Seller will, and will cause the Company to:

    take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Seller, or the Company to consummate the transactions contemplated hereby;
    provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request; and
    cooperate with Purchaser as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Purchaser to consummate the transactions contemplated hereby.

The Seller will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

5.02. Investigation by Purchaser. The Seller will, and will cause the Company to, (a) provide Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and their Assets and Properties and Books and Records, and (b) furnish Purchaser and such other Persons with all such information and data (including without limitation, and if applicable, copies of Contracts, and other Books and Records) concerning the business and operations of the Company as Purchaser or any of such other Persons reasonably may request in connection with such investigation.

5.03. No Solicitations. The Seller will not take, nor will it permit the Company, or any Affiliate of Seller (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Seller, the Company or any such Affiliate) to take, directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, encourage or accept any offer or inquiry from any Person (a) to engage in any Business Combination with the Company, (b) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination with the Company or (c) to furnish or cause to be furnished any information with respect to the Company to any Person (other than as contemplated by Section 5.02) who Seller, the Company, or such Affiliate (or any such Person acting for or on their behalf) knows or has reason to believe is in the process of considering any Business Combination with the Company . If Seller, the Company, or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person (other than Purchaser or any other Person referred to in Section 5.02) any offer, inquiry or informational request referred to above, Seller will promptly advise such Person, by written notice, of the terms of this Section 5.03 and will promptly, orally and in writing, advise Purchaser of such offer, inquiry or request and deliver a copy of such notice to Purchaser.

5.04. Conduct of Business. The Seller will cause the Company to conduct business only in the ordinary course consistent with past practice.

5.05. Financial Statements and Reports. As promptly as practicable and in any event no later than thirty five (35) days after the end of each fiscal quarter ending after the date hereof and before the Closing Date (other than the fourth quarter) or sixty (60) days after the end of each fiscal year ending after the date hereof and before the Closing Date, as the case may be, the Seller will deliver to Purchaser true and complete copies of, in the case of any such fiscal year, the audited and, in the case of any such fiscal quarter, the unaudited balance sheet, and the related audited or unaudited statements of operations, shareholders' equity and cash flows, of the Company , in each case as of and for the fiscal year then ended or as of and for each such fiscal quarter and the portion of the fiscal year then ended, as the case may be, together with the notes, if any, relating thereto, which financial statements shall be prepared on a basis consistent with the Audited Financial Statements

5.06. Certain Restrictions. From the time of signing of this Agreement up to the Closing Date, the Seller will cause the Company to refrain from:

    amending their memorandum and articles of association or by-laws (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any reorganization, liquidation or dissolution of any such corporation;
    declaring, setting aside or paying any dividend or other distribution in respect of the capital shares of the Company , or directly redeeming, purchasing or otherwise acquiring any capital shares with respect to the Company ;
    acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties, other than in the ordinary course of business consistent with past practice;
    (i) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to (A) any Contract disclosed in the Disclosure Schedule pursuant to Section 2.18(a), or (B) any material License, or (ii) granting any irrevocable powers of attorney;
    violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by the Company or any Contract to which the Company is bound;
    voluntarily purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of the Company under, any Indebtedness of or owing to the Company ;
    engaging with any Person in any Business Combination;

    making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding US$100,000;
    making any change in the lines of business in which they participate or are engaged;
    writing off or writing down any of their Assets and Properties outside the ordinary course of business consistent with past practice; or
    entering into any agreement to do or engage in any of the foregoing.

5.07. Books and Records. On the Closing Date, the Seller will deliver or make available to Purchaser at the offices of the Company all of the Books and Records, and if at any time after the Closing Seller discover in its possession or under its control any other Books and Records, it will forthwith deliver such Books and Records to Purchaser.

5.9. Notice and Cure. The Seller will notify Purchaser promptly in writing of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Seller under this Agreement to be breached or that renders or will render untrue any representation or warranty of the Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Seller also will notify Purchaser promptly in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by the Seller in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser's right to seek indemnity under Article XI.

5.10. Fulfillment of Conditions. The Seller will Seller take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and will not, and will not permit the Company to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

ARTICLE VI: COVENANTS OF PURCHASER

Purchaser covenants and agrees with the Seller that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, for a period of six months following the Closing Date, the Purchaser will comply with all covenants and provisions of this Article VI, except to the extent Seller may otherwise consent in writing.

6.01. Regulatory and Other Approvals. Purchaser will:

    take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby , including without limitation those described in Disclosure Schedules 4.03 and 4.05;
    provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Seller or such Governmental or Regulatory Authorities or other Persons may reasonably request; and

    cooperate with Seller, the Company as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Seller, or the Company to consummate the transactions contemplated hereby .

Purchaser will provide prompt notification to Seller when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Seller of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

6.02 Stockholder Approval. The Purchaser will use its best effort to obtain stockholder approval the following transactions:

    this Agreement;
    a reverse split of the issued and outstanding shares of common stock of the Purchaser on a two outstanding share for one new share basis;
    amend the Articles of Incorporation of the Purchaser to change the name of the Purchaser to "Sun New Media, Inc.";
    the election of five persons to Purchaser's Board of Directors to serve until the next annual general meeting of stockholders and until their respective successors are elected or appointed as put forward for election by the Seller.

6.03. Notice and Cure. Purchaser will notify Seller promptly in writing of, and contemporaneously will provide Seller with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Purchaser also will notify Seller promptly in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by Purchaser in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Seller' right to seek indemnity under Article XI.

6.04. Fulfillment of Conditions. Purchaser will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Seller contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

ARTICLE VII: CONDITIONS TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

7.01. Representations and Warranties. Each of the representations and warranties made by the Seller in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date, and the Company shall have delivered a certificate to that effect, executed by its chief executive officer, in the form of Exhibit A hereto.

7.02. Performance. The Seller shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Seller at or before the Closing.

7.03. Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, the Company, or the transactions contemplated by this Agreement or of any such Law.

7.04. Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and the Seller to perform their obligations under this Agreement and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

7.05. Third Party Consents. The consents (or in lieu thereof waivers) listed in Disclosure Schedule 7.05 hereto, and all other consents (or in lieu thereof waivers) to the performance by Purchaser and the Seller of their obligations under this Agreement or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Purchaser, the Seller, or the Company is a party or by which any of their respective Assets and Properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Purchaser, (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

7.06. Opinions of Counsel. Purchaser shall have received the opinions of Dibb Lupton Alsop, Hong Kong lawyer, and U.S. and British Virgin Islands legal counsel to Seller and the Company, dated the Closing Date, substantially in the form the Purchaser may reasonably request.

7.07. Good Standing Certificates. The Seller shall have delivered to Purchaser (a) copies of the certificates or articles of association (or other comparable corporate charter documents), including all amendments thereto, of the Company certified by the appropriate official of the jurisdiction of incorporation, (b) current business licenses or certificates, as applicable, from the appropriate official of the respective jurisdictions of incorporation to the effect that the Company is in good standing or subsisting in such jurisdiction, listing all charter documents of the Company on file and attesting to its payment of all franchise or similar Taxes, and (c) a current business license or certificate, as applicable, from the appropriate official in each jurisdiction in which the Company is qualified or admitted to do business to the effect that the Company is duly qualified or admitted and in good standing (or in comparable status) in such jurisdiction.

7.08. Proceedings. All proceedings to be taken on the part of the Seller in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

7.09. Management Agreement. Capital Alliance will have entered into a Management Agreement with the Purchaser substantially in the form attached hereto as Exhibit C1, or in such other form acceptable to Purchaser.

7.10. Pooling Agreement. Capital Alliance Group Inc. and each of the Shareholders, and Finders will have entered into a Pooling Agreement with respect to certain SE Global Shares they will hold in SE Global on and after the Closing of this Agreement, substantially in the form attached hereto as Exhibit B, or in such other form acceptable to Purchaser.

7.11. Audited Financial Statements and Management Accounts. The Seller and the Company shall have provided to Purchaser the audited balance sheets of the Company as of July 10, 2005 and , , which accounts shall have been prepared in accordance with GAAP and reviewed by the Auditor in accordance with SAS 71.

7.12 Investment in US Brokerage Business. On Closing, the Seller will cause the Company to transfer US $100,000 cash capital into Purchaser's existing US brokerage business as new operating capital. The Company will transfer an additional US $100,000 in cash into the Purchaser's US brokerage business one year from the Closing this Agreement.

7.13. Affiliate Transactions. The Seller shall have provided to Purchaser written evidence, in form and substance reasonably satisfactory to Purchaser, that all Indebtedness and other amounts owing under Contracts between any Seller, any officer, director, Affiliate or Associate of any Seller or any Associate of any such officer, director or Affiliate (other than the Company ), on the one hand, and the Company , on the other, has been paid in full, and that all Contracts providing for such Indebtedness or other payments have been terminated.

7.14. No Material Adverse Change. There shall have been no material adverse change in the Business or Condition of the Company.

7.15. Finder's Fee Agreement. The Company, Purchaser and Finder will have entered into a Finder's Fee Agreement(s) substantially in the form and to the effect of Exhibit C2C2, or in such other form acceptable to the parties whereby the Finder(s) will receive and aggregate total of 5,000,000 shares of common stock of SE Global.

ARTICLE VIII: CONDITIONS TO OBLIGATIONS OF SELLER

The obligations of the Seller hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Seller in its sole discretion):

8.01. Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, except that representations and warranties made only as of a specified earlier date shall be true and correct in all material respects as of such earlier date.

8.02. Performance. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

8.03. Orders and Laws. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to the Seller, or there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to the the Seller or the transactions contemplated by this Agreement of any such Law.

8.04. Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the Seller and Purchaser to perform their obligations under this Agreement and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

8.05. Third Party Consents. All consents (or in lieu thereof waivers) to the performance by Purchaser and the Seller of their obligations under this Agreement or to the consummation of the transactions contemplated hereby and thereby as are required under any Contracts to which Purchaser, the Seller, the Company is a party or by which any of their respective Assets and Properties are bound and where the failure to obtain any such consent (on in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect the Seller or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to the Seller (a) shall have been obtained, (b) shall be in a form and substance reasonably satisfactory to the Seller, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

8.06. Proceedings. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Seller, and the Seller shall have received copies of all such documents and other evidences as Seller may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

8.07. Management Agreement. Purchaser shall have entered into Management Agreement with Capital Alliance substantially in the forms attached hereto as Exhibit C1.

8.08. Finder's Fee Agreement. The Company, Purchaser and Finder will have entered into a Finder's Fee Agreement(s) substantially in the form and to the effect of Exhibit C2C2, or in such other form acceptable to the parties whereby the Finder(s) will receive and aggregate total of 5,000,000 shares of common stock of SE Global.

8.9. Resignations of Directors and Officers. Such members of the boards of directors and such officers of the Purchaser as are designated in a written notice delivered at least two (2) Business Days prior to the Closing Date by the Company and the Seller shall have tendered, effective at the Closing, their resignations as such directors and officers.

8.10 Purchaser's Stockholder Approval. The Purchaser will receive stockholder approval the following transactions:

    this Agreement;
    amend the Articles of Incorporation of the Purchaser to change the name of the Purchaser to a name designated by the Seller;

    the election of five persons to Purchaser's Board of Directors to serve until the next annual general meeting of stockholders and until their respective successors are elected or appointed as put forward for election by the Seller.

ARTICLE IX: SURVIVAL OF REPRESENTATIONS, WARRANTIES,
COVENANTS AND AGREEMENTS

9.01. Survival of Representations, Warranties, Covenants and Agreements. Seller The representations, warranties, covenants and agreements of Seller and Purchaser contained in this Agreement will survive the Closing until the first anniversary of the Closing Date in the case of all representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing, .

ARTICLE X: INDEMNIFICATION

10.01. Indemnification.

    The Seller shall indemnify Purchaser and its officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Seller contained in this Agreement.
    Purchaser shall indemnify the Seller, and their respective officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement.
    No amounts of indemnity shall be payable as a result of any claim arising under Section 10.01(a) in respect of a misrepresentation or breach of warranty by the Seller unless and until the Indemnified Parties thereunder have suffered, incurred, sustained or become subject to Losses referred to in such Section in excess of US$50,000 in the aggregate, in which event the Indemnified Parties shall be entitled to seek indemnity from the Seller for the full amount of such Losses, SellerNo amounts of indemnity shall be payable as a result of any claim arising under Section 10.01(a) in respect of a misrepresentation or breach of warranty by the Seller if the aggregate amount of indemnity that has been duly paid in full in respect of all claims under Section 10.01(a) equals 10% of the aggregate Purchase Price paid by Purchaser to the Seller pursuant to Section 1.02, Seller.

10.02. Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 10.01 will be asserted and resolved as follows:

    In the event any claim or demand in respect of which an Indemnifying Party might seek indemnity under Section 10.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than Seller, the Company, Purchaser or any Affiliate of any Seller or Purchaser (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 10.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

          If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 10.02(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to Section 10.01). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 10.01 with respect to such Third Party Claim.
          If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 10.02(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

          If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 10.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 10.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 10.02.
    In the event any Indemnified Party should have a claim under Section 10.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 10.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 10.02.
    Any dispute submitted to arbitration pursuant to this Section 10.02 shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the ICC (as defined in Section 13.12) upon application made to it for such purpose by the Indemnified Party. The Board of Arbitration shall meet in Hong Kong or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the member of the Board of Arbitration appointed by such party, provided, however, that the expenses and fees of the third member of the Board of Arbitration and any other expenses of the Board of Arbitration not capable of being attributed to any one member shall be borne in equal parts by the Indemnifying Party and the Indemnified Party.

ARTICLE XI: TERMINATION

11.01. Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

    at any time before the Closing, by mutual written agreement of the Seller and Purchaser;
    at any time before the Closing, by the Seller or Purchaser, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or
    at any time after December 31, 2005, by the Seller or Purchaser upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

11.02. Effect of Termination. If this Agreement is validly terminated pursuant to Section 11.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Seller or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Section 13.03 and confidentiality in Section 13.05 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 11.01(b) or (c), Seller will remain liable to Purchaser for any breach of this Agreement by Seller existing at the time of such termination, and Purchaser will remain liable to Seller for any breach of this Agreement by Purchaser existing at the time of such termination, and Seller or Purchaser may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

ARTICLE XII: DEFINITIONS

12.01. Definitions.

    As used in this Agreement, the following defined terms shall have the meanings indicated below:

    "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

    "Affiliate" means any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of a second Person shall be deemed to control that second Person.

    "Agreement" means this Share Purchase Agreement and the Exhibits, the Disclosure Schedule and the Exhibits hereto and the certificate delivered in accordance with Section 7.01, as the same shall be amended from time to time.

    "SE Global Shares" means shares of common stock, par value US$0.01 per share, of the Purchaser.

    "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

    "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

    "Audited Financial Statement Date" means the last day of the most recent fiscal period of the Company for which Financial Statements are delivered to Purchaser pursuant to Section 2.08.

    "Audited Financial Statements" means the audited Financial Statements of the Company delivered to Purchaser pursuant to Section 2.08.

    "Auditor" means Moores Rowland Mazars, a SEC qualified accounting firm accepted by the Purchaser.

    "Beneficial Owner" has the meaning ascribed to it in the forepart of this Agreement.

    "Board of Arbitration" has the meaning ascribed to it in Section 10.02(d).

    "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

    "Business Combination" means with respect to any Person any merger, consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other equity interests of such Person, or any sale, dividend or other disposition of all or substantially all of the Assets and Properties of such Person.

    "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the PRC are authorized or obligated to close.

    "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Company .

    "Claim Notice" means written notification pursuant to Section 10.02(a)of a Third Party Claim as to which indemnity under Section 10.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 10.01, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

    "Closing" means the closing of the transactions contemplated by Section 1.03.

    "Closing Date" means (a) the Business Day immediately following the date on which all conditions precedent under Articles VII and VIII have been satisfied or otherwise waived, or (b) such other date as Purchaser and Seller mutually agree upon in writing.

    "Closing Price" shall mean, with respect to each SE Global Share, for any day, the last reported sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the OTC Bulletin Board, or a similar service if the OTC Bulletin Board is no longer reporting such information.

    "Company" has the meaning ascribed to it in the forepart of this Agreement.

    "Contract" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

    "Disclosure Schedule" means the record delivered to Purchaser by Seller and the Company herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller and the Company pursuant to this Agreement.

    "Dispute Period" means the period ending thirty (30) calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

    "Environmental Law" means any Law relating to human health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Material.

    "Financial Statements" means the consolidated financial statements of the Company delivered to Purchaser pursuant to Section 2.08 or 5.05.

    "GAAP" means generally accepted accounting principles in the United States, consistently applied throughout the specified period and in the immediately prior comparable period.

    "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

    "Hazardous Material" means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (ii) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (iii) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority.

    "ICC" has the meaning ascribed to it in Section 13.12(a).

    "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases, or (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

    "Indemnified Party" means any Person claiming indemnification under any provision of Article X, including without limitation a Person asserting a claim pursuant to paragraph (c) of Section 10.02.

    "Indemnifying Party" means any Person against whom a claim for indemnification are being asserted under any provision of Article X, including without limitation a Person against whom a claim is asserted pursuant to paragraph (c) of Section 10.02.

    "Indemnity Notice" means written notification pursuant to Section 10.02(b) of a claim for indemnity under Article X by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

    "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, domain names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

    "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company .

    "Investment Company Act" has the means the United States Investment Company Act of 1940, as amended.

    "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law in the PRC, the United States, the British Virgin Islands or any other country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

    "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

    "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

    "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

    "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

    "Market Value" shall mean, with respect to the SE Global Shares, the average of the daily Closing Prices per SE Global Share for the twenty (20) consecutive trading days immediately preceding the date of signing the original term sheet agreed to by the parties on January 7, 2005.

    "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

    "Ordinary Shares" means the Company's ordinary shares, par value US$0.01 per share.

    "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company .

    "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

    "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, and whether or not required by applicable law.

    "Pooling Agreement" has the meaning ascribed to it in Section 1.05.

    "PRC" means the People's Republic of China.

    "Purchase Price" has the meaning ascribed to it in Section 1.02.

    "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

    "Purchaser Financial Statements" has the meaning ascribed to it in Section 4.07.

    "Purchaser SEC Documents" means each statement, report, registration statement, definitive proxy statement, and other filings filed with the SEC by the Purchaser.

    "Record Holder" has the meaning ascribed to it in the forepart of this Agreement.

    "Management Agreement" means the Management Agreement with Capital Alliance Group Inc. substantially in the form of Exhibit C1.

    "Representatives" has the meaning ascribed to it in Section 5.02.

    "Resolution Period" means the period ending thirty (30) calendar days following receipt by an Indemnified Party of a Dispute Notice.

    "SEC" has the meaning ascribed to it in Section 3.02(e).

    "Securities Act" has the meaning ascribed to it in Section 3.02(a).

    "Seller" and "Seller" have the meanings ascribed to them in the forepart of this Agreement.

    "Shares" has the meaning ascribed to it in the forepart of this Agreement.

    "Tax" and "Taxes" means and includes any and all taxes (including, without limitation, any and all income, franchise, sales, use, excise, withholding, employment, payroll, social security or property taxes) and similar assessments, customs, duties, charges and fees (including interest, penalties and additions to such taxes, assessments, customs, duties, charges and fees, penalties for failure to file or late filing of any return, report or other filing, and any interest in respect of such penalties and additions) imposed or assessed by any federal, state or local taxing authority, including without limitation, Cayman Islands, the British Virgin Islands, the PRC or the United States (or any political subdivision thereof or therein).

    "Tax Return" means any declaration, statement, report or return relating to Taxes (including information required to be supplied to a governmental entity in respect of such report or return) including, if applicable, combined or consolidated returns for any group of entities that includes the Company .

    "Third Party Claim" has the meaning ascribed to it in Section 11.02(a).

    "US" means the United States of America.

    Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company . All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

ARTICLE XIV: MISCELLANEOUS

13.01. Notices. All notices, demands or other communications given hereunder (a) shall be deemed to have been duly given and received (i) upon personal delivery, (ii) if by telecopy, upon receipt, (iii) in the case of notices sent within, and for delivery within, the United States, as of the date shown on the return receipt after mailing by registered or certified mail, return receipt requested, postage prepaid, or (iv) the second succeeding business day after deposit with DHL or other equivalent air courier delivery service, unless the notice is held or retained by the customs service, in which case the date shall be the fifth succeeding business day after such deposit and (b) must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by telecopy or by registered or certified mail, postage prepaid, at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this Section 13.01):

If to Purchaser, to:

SE Global Equities Corp.

PO Box 297, 1142 S. Diamond Bar Blvd.

Diamond Bar, CA 91765

And:

Suite 1200, 777 West Broadway

Vancouver, BC V5Z 4J7

Attn: Toby Chu

Telephone: 604-871-0200

Facsimile: 604-871-9919

with a copy to:

Venture Law Corporation

618 - 688 West Hastings Street

Vancouver, BC V6B 1P1

Attn: Alixe Cormick

Facsimile: 604-659-9178

And:

Weir & Associates

Room 2108, Gloucester Tower, The Landmark, 11 Pedder Street,
Central, Hong Kong
Attn: Shane Weir
Facsimile: 852-2868-3568

If to the Company or the Seller, to:

Sun Media Investment Holdings Ltd.

Unit 01-03, 20F,

China Insurance Building,

166 Lu Jiazui East Road, Pudong

Shanghai, China 200120

Attention: John Li

Facsimile: （86）21 6841 9749

with a copy to:

DLA Piper Rudnick Gray Cary

41st Floor Bank of China Tower
1 Garden Road
Hong Kong, China

Attention: Horace Wenn

Facsimile: +(852) 2810 1345

Telephone: +(852) 2103 0808

13.02. Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and renders of no force and effect all prior oral or written agreements, commitments and undertakings among the parties with respect to the subject matter hereof.

13.03. Expenses. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Section 11.02), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses. Seller

13.04. Public Announcements. At all times at or before the Closing, the Seller and Purchaser will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom the Company sell goods or provide services or with whom the Company otherwise have significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Seller and Purchaser will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

13.05. Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Company furnished by Seller hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly (and in no event later than five (5) days after such request) redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby.

13.06. Further Assurances; Post-Closing Cooperation.
    At any time or from time to time after the Closing, Seller shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request more effectively to vest title to the Shares in Purchaser and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Company and their Assets and Properties and Books and Records, and otherwise to cause Seller to fulfill its obligations under this Agreement .
    Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Company in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

    If, in order properly to prepare its Tax returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by Seller in accordance with this paragraph shall be held confidential by Seller in accordance with Section 13.05.
    Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

13.07. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

13.08. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of the Purchaser and Seller .

13.09. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article X.

13.10. No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article X) to (i) a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, (ii) any post-Closing purchaser of all of the issued and outstanding stock of the Company or a substantial part of its assets, provided that prior to such assignment Purchaser has paid any and all of the Purchase Price set forth in Section 1.02, or (iii) any financial institution providing purchase money or other financing to Purchaser or the Company from time to time as collateral security for such financing, but no such assignment referred to in clause (i) or (ii) shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

13.11. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

13.12. Arbitration.

    Except as otherwise provided in this Agreement, any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or validity thereof, shall be finally settled by a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") under the rules of the International Chamber of Commerce (the "ICC"). The place of arbitration shall be in Hong Kong, and the language used in the arbitral proceedings shall be English.
    Seller (acting collectively as a group) and Purchaser shall each select one (1) member to the Board of Arbitration and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the ICC upon application made to it for such purpose by the members.
    The arbitral proceeding shall accord to Purchaser and Seller the right of cross-examination of witnesses, the right to provide witnesses, including expert witnesses, and the right to make both written and oral submissions.
    The arbitral award made and granted by the Board of Arbitration shall be final, binding and incontestable and may be used as a basis for judgment thereon in any court having jurisdiction. All costs of arbitration (including, without limitation, those incurred in the appointment of arbitrator) shall be apportioned in the arbitral award.
    No person who is, or has been, an employee or agent of, or consultant or counsel to, Purchaser, Seller or any of their respective Affiliates shall be eligible to act as an arbitrator at any time.
    This Agreement and the rights and obligations of Purchaser and Seller shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

13.13. Waiver of Immunity. To the extent that Purchaser or Seller (including assignees of any such rights or obligations hereunder) may be entitled, in any jurisdiction, to claim for itself or its revenues, assets or properties, immunity from service of process, suit, the jurisdiction of any court, an interlocutory order or injunction or the enforcement of the same against its property in such court, attachment prior to judgment, attachment in aid of execution of an arbitral award or judgment (interlocutory or final) or any other legal process, and to the extent that, in any such jurisdiction there may be attributed such immunity (whether claimed or not), Purchaser and Seller hereby irrevocably waive such immunity.

13.14. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

13.15. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law rules thereof.

13.16. Execution of Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first above written.

PURCHASER:
SE GLOBAL EQUITIES CORP.	) )
/s/ Toby Chu	)
)
Toby Chu, Chairman and CEO	)

SELLER:

SUN MEDIA INVESTMENT HOLDINGS LTD.	) )
/s/ John Li	)
)
John Li, President and Director	)

EXHIBIT "A"

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement") is made and entered into as of July 21, 2005,

BY AND BETWEEN:

SUN MEDIA INVESTMENT HOLDINGS LTD. incorporated under the laws of British Virgin Islands, having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

(the "Buyer")

AND:

CAPITAL ALLIANCE GROUP INC., incorporated under the laws of British Columbia and having an office at Suite 1200, 777 West Broadway Vancouver, BC V5Z 4J7.

(the "Seller")

RECITALS

A. SE Global Equities Corp ("SE Global"), Sun Media Investment Holdings Ltd., Sun New Media Group Limited and Capital Alliance Group Inc. have entered into an share purchase agreement, dated as of July 21, 2005 (the "Share Agreement"), whereby on closing of the Share Agreement Sun Media and its associates will own approximately 87.4% of the issued and outstanding share capital of SE Global;

B. Concurrent with the Share Purchase Agreement, Capital Alliance Group Inc. (the "Seller") has agreed to sell 500,000 shares of common stock of SE Global Equities Corp., a Minnesota corporation, (the "Company") to Sun Media Investment Holdings Ltd. (the "Buyer").

C. The parties hereto have reached the following agreement with respect to the sale by the Sellers of such Common Stock to the Buyer.

NOW, THEREFORE, in consideration of the covenants, agreement and considerations herein contained, the Seller and the Buyer agree as follows:

1. PURCHASE AND SALE OF SHARES

1.1 Sale of Shares. Subject to the terms and conditions herein set forth, the Seller hereby agrees to sell to the Buyer, and the Buyer hereby agrees to purchase 500,000 shares of the common stock of the Company (the "Shares"), at the price of US$ 0.90 per share, for an aggregate purchase price of US$ 450,000 (the "Purchase Price").

1.2 Payment of the Purchase Price. The Seller has received from the Buyer a non-refundable deposit US$ 150,000 for the purchase of the Shares. The Seller will pay the remainder of the Purchase Price (US$ 300,000) in cash as follows:

    US$ 300,000 on Closing the Share Agreement and this Agreement.

The parties agree that the only circumstances in which the non-refundable deposit will be returned is if the Share Agreement is not approved by the requisite majority of SE Global shareholders or SE Global or the Seller are unable to complete the Share Agreement due to matters beyond their control.

2. CLOSING.

2.1 Time. Subject to the satisfaction or waiver of all of the conditions to closing set forth in this Agreement, the Closing will occur take place at the offices of Venture Law Corporation at 10:00 a.m., Pacific Standard Time, on the third Business Day after the satisfaction or waiver of the conditions set forth in this Agreement, or at such other time, date or place as may be mutually agreed upon by the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date."

2.2 Deliveries at and Following the Closing. At the Closing or as soon as possible thereafter, the parties hereto shall deliver all share certificates, consents, checks, assignments and other instruments and documents provided for in this Agreement. In addition, each party agrees to execute and deliver all other instruments and documents and perform all other acts which the other party may reasonably request in order to further effect or perfect the sale and transfer of the Shares and the consummation of the transactions contemplated by this Agreement.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER

Except as set forth below, the Seller makes no representations or warranties of any nature or kind.

3.1 Authorization. As of the date of the Closing and as of the date of this Agreement, the Seller has full legal right, power and capacity to enter into, execute, deliver and perform this Agreement and all attendant documents and instruments contemplated hereby. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Seller and is enforceable with respect to the Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies. The execution and delivery of this Agreement by the Seller, and the consummation of the transactions contemplated hereby by the Seller in accordance with the terms hereof shall not conflict with or result in a breach of, violation of, or default under, (or constitute an event that with notice, lapse of time, or both, would constitute a breach or default under) any of the terms, conditions or provisions of the charter documents, as amended, of the Seller, any provision of the laws of the Province of British Columbia, or any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which the Seller is a party or by which any of its respective assets or properties are bound.

3.2 Consent. As of the date of the Closing and as of the date of this Agreement, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated by this Agreement, except (i) the filing of such notices and submissions as may be required under the Securities Act of 1933, as amended (the "Securities Act") and (iii) such filings as may be required under applicable state securities laws which the Company shall make promptly.

3.3 Valid Issuance of Common Stock. The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable and will be issued in compliance with all applicable federal and state securities laws; provided, however, that the Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein.

3.4 Litigation. There is no private or governmental action, suit, proceeding or investigation pending or currently threatened against the Seller which questions the validity of this Agreement or the right of the Seller to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Seller, financially or otherwise, or any change in the current equity ownership of the Seller. The Seller is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Seller currently pending or which the Seller intends to initiate.

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3.5 Brokerage Fees. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

4. REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller that:

4.1 Authority. As of the date of the Closing and as of the date of this Agreement, the Buyer has full legal right, power and capacity to enter into, execute, deliver and perform this Agreement and all attendant documents and instruments contemplated hereby. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Buyer and is enforceable with respect to the Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies.

4.2 No Violation of Agreements. As of the date of the Closing and as of the date of this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereunder by the Buyer will violate or conflict with any judgment, order, decree, statute, rule or regulation applicable to the Buyer or his assets or properties.

4.3 Purchase Entirely for Own Account. the Buyer understands that the Seller is making this Agreement with the Buyer in reliance upon the Buyer's representation to the Seller, which by the Buyer's execution of this Agreement the Buyer hereby confirms, that the Common Stock to be received by the Buyer and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for the Buyer's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Buyer further represents that the Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

4.4 Disclosure of Information. The Buyer has received and reviewed information about the Company and has had an opportunity to discuss the Company' business, management and financial affairs with its management. The Buyer understands and acknowledges that such discussions, as well as any written information issued by the Seller, (i) were intended to describe the aspects of the Company's business and prospects which the Seller believes to be material, but were not necessarily an exhaustive description, and (ii) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause the Company's actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements. Nothing contained in this Section 4.4 shall limit in any respect the Company's representations and warranties contained in Section 3 hereof.

4.5 Investment Experience. The Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

4.6 Accredited Investor. The Buyer is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as now in effect and shall submit to the Seller such further assurances of such status as may be reasonably requested by the Seller.

4.7 Restricted Securities. the Buyer understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Seller in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, only in certain limited circumstances. In this connection, the Buyer represents that it is familiar with SEC Rule 144, as now in effect, and understands the resale limitations imposed thereby and by the Act.

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4.8 Legends. It is understood that the securities certificates evidencing the Shares may bear one or all of the following legends:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED." and

Any legend required by applicable state securities laws.

5. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth below, any or all of which may be waived by the Seller in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Seller of any other condition, of the same condition at any subsequent Closing or of any of the Seller's rights or remedies, at law or in equity, if the Buyer shall be in default or breach of any of his representations, warranties or agreements under this Agreement:

5.1 Purchase Price. The Buyer shall deliver the Aggregate Purchase Price at the Closing as provided in Section 1.2.

5.2 Accuracy of Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement shall be accurate and complete on and as of the Closing Date with the same effect as through such representations and warranties had been made on or as of such date and the Buyer shall have delivered to the Seller a certificate to that effect signed by the Buyer, and dated as of the Closing Date.

5.3 Closing of Share Purchase Agreement. The Share Agreement shall have closed.

5.4 Performance of Agreements. Each and all of the conditions precedent and agreements of the Buyer subject to satisfaction on or before the Closing Date pursuant to the terms of this Agreement shall have been performed or satisfied and the Buyer shall have delivered to the Seller a certificate to that effect signed by the Buyer, and dated as of the Closing Date.

If the foregoing conditions precedent are not satisfied (or waived by the Seller) on or before June 30, 2005, the Seller may terminate this Agreement by written notice to the Buyer, in which case, neither party shall have any further claims against, obligations to, or rights against the other regarding this Agreement.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth below, any or all of which may be waived by the Buyer in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Buyer of any other condition or of any of the Buyer's rights or remedies, at law or in equity, if the Seller shall be in default or breach of any of his representations, warranties or agreements under this Agreement:

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6.1 Accuracy of Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement, Share Agreement and other agreements related to this transaction shall be accurate and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on or as of such date and the Seller shall have delivered to the Buyer a certificate to that effect signed by the Seller, and dated as of the Closing Date.

6.2 Closing of Share Purchase Agreement. The Share Agreement shall have closed.

6.3 Performance of Agreements. Each and all of the conditions precedent and agreements of the Seller subject to satisfaction on or before the Closing Date pursuant to the terms of this Agreement shall have been performed or satisfied and the Seller shall have delivered to the Buyer a certificate to that effect signed by the Seller, and dated as of the Closing Date.

If the foregoing conditions precedent are not satisfied (or waived by the Seller) on or before June 30, 2005, the Seller may terminate this Agreement by written notice to the Buyer, in which case, neither party shall have any further claims against, obligations to, or rights against the other regarding this Agreement.

7. MISCELLANEOUS

7.1 Expenses and Taxes. Each party shall bear and pay his, her or its own expenses, including legal, accounting and other professional fees, and taxes incurred in connection with the transactions referred to in this Agreement. The party responsible under applicable law shall bear and pay in their entirety all other taxes and registration and transfer fees, if any, payable by reason of the sale and conveyance of the Shares. Each party will cooperate to the extent practicable in minimizing all taxes and fees levied by reason of the sale or assignment of the Shares.

7.2 Entire Agreement; Modifications; Waiver. This Agreement, together with the related agreements or certificates referenced herein, constitutes the final, exclusive and complete understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and discussions with respect thereto. No variation or modification of this Agreement and no waiver of any provision or condition hereof, or granting of any consent contemplated hereby, shall be valid unless in writing and signed by the party against whom enforcement of any such variation, modification, waiver or consent is sought.

7.3 Survival of Representations and Warranties. All representations and warranties made by any party to this Agreement or pursuant hereto shall survive the closing of the transactions hereunder. The representations and warranties hereunder shall not be affected or diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made. All statements contained herein or in any schedule, exhibit, certificate, list or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties.

7.4 Further Assurances. The parties hereto shall use their best efforts, and shall cooperate with one another, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to consummate the transactions contemplated hereby, and shall otherwise use their best efforts to cause such transactions to be consummated in accordance with the terms and conditions hereof. At any time or from time to time after the Closing Date, each party hereto, shall execute and deliver any further instruments or documents and take all such further action as such requesting party may reasonably request in order to consummate and document the transactions contemplated hereby.

7.5 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the constructing or interpretation of any provision of this Agreement.

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7.6 Section References. Unless otherwise noted, all section references herein are to sections of this Agreement.

7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement. A party may execute this Agreement and transmit its signature by facsimile, which shall be fully binding, and the party taking such actions shall deliver a manually signed original as soon as is practicable.

7.8 Successors and Assigns. Neither party shall assign this Agreement to any third party without the prior written consent of the other party.

7.9 Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

7.10 Notices. All notices, requests, demands and other communications hereunder ("Notices") shall be in writing and shall be deemed to have been duly given if delivered by hand or by registered or certified mail, postage prepaid, return receipt requested, but only upon receipt of such return receipt, as follows:
If to the Seller:	If to the Buyer:
Suite 1200 777 West Broadway Vancouver, BC V5Z 4J7 Attention: Toby Chu	Suite 2101 - 2103, Shanghai Times Square Office, 93 Huai, Hai Zhang Road Shanghai, PRC 200031 Attention: John Li

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All Notices shall be deemed received on the date of delivery or, if mailed, on the date appearing on the return receipt thereof.

7.11 Law Governing; Venue. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the Province of British Columbia, without regard to its choice-of-laws or conflicts-of-law rules. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the courts in the City of Vancouver, in the Province of British Columbia.

7.12 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

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7.13 Attorney's Fees. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of date first above written.

CAPITAL ALLIANCE GROUP INC.	)
)
/s/ Toby Chu	)
____________________________	)
Chairman, C.E.O. & Director	)
)

SUN MEDIA INVESTMENT HOLDINGS LTD.	)
)
/s/ John Li	)
____________________________	)
President & Director	)
)

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EXHIBIT "B"

POOLING AGREEMENT

This Pooling Agreement (this "Agreement") is made and entered into as of _________, 2005,

BY AND BETWEEN:

THE UNDERSIGNED SHAREHOLDERS OF SE GLOBAL EQUITIES CORP. (to be renamed "Sun New Media Inc")

(collectively referred to as the "Shareholders" and individually as "Shareholder")

AND:

SE GLOBAL EQUITIES CORP. (to be renamed "Sun New Media Inc"), incorporated under the laws of Minnesota and having an address at PO Box 297, 1142 S. Diamond Bar Blvd., Diamond Bar, CA 91765

("SE Global")

AND:

FIDELITY TRANSFER COMPANY, 1800 South West Temple. Suite 301, Salt Lake City, UT, 84115

(hereinafter called the "Trustee")

WHEREAS:

A. SE Global, Sun Media Investment Holdings Ltd. ("Sun Media"), Sun New Media Group Limited and Capital Alliance Group Inc. have entered into an share purchase agreement, dated as of July 21, 2005 (the "Share Agreement"), whereby on closing of the Share Agreement Sun Media will own 87.4% of the issued and outstanding share capital of SE Global as consideration for the Shares acquired;

B. The Shareholders are desirous of placing in pool the shares owned by them in SE Global, being in respect of each of the Shareholders the number of shares set opposite its name in Schedule "A" to this Agreement, upon and subject to the terms and conditions hereinafter more particularly set out;

C. The Trustee is willing to act as Trustee, upon the express terms and subject to the express conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereby agree as follows:

1. DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Share Agreement.

2. APPOINTMENT OF TRUSTEE. The Shareholders hereby appoint Fidelity Transfer Company the Trustee to act as agent on their behalf pursuant to this Agreement, and the Trustee hereby consents to its appointment in such capacity on the terms and conditions of this Agreement.

3. DEPOSIT OF SHARES. On the closing date of the Share Agreement (the "Closing Date"), the Shareholders will cause SE Global to deliver to the Trustee (i) a list (Appendix "A") containing the name, address and number of shares of common stock of SE Global held by each Shareholder (the "Pool Shareholder List") being placed in the pool (together the "Pooled Shares"), (ii) certificates representing the Pooled Shares ("Share Certificates"), and (iii) any and all other documents required from time to time by the Trustee to effect transfers of the Pooled Shares in accordance with the terms and conditions of this Agreement.

4. Release of THE POOLED Shares.

4.1 Authorized Disbursements. The Trustee is hereby authorized to disburse the Pooled Shares only as follows:

(a) to the Shareholders in accordance with Section 4.2 of this Agreement; or

(b) to the Shareholders upon receipt of a written instruction signed by all the Shareholders; or

(c) to the Shareholders in accordance with a final and binding judgment rendered by a court of competent jurisdiction and delivered to the Trustee together with a certificate signed by SE Global (upon which certificate the Trustee shall conclusively rely and act) certifying that said judgment represents a final adjudication by a court of competent jurisdiction.

4.2 Expiration of Pool; Release of Pooled Shares. Unless released earlier pursuant to Section 4.1, the Trustee shall release and deliver the Pooled Shares on a pro rata basis as set out in Appendix "B" to this Agreement.

5. Certain Rights of the Stockholders.

5.1 Rights attaching to Pooled Shares. The Shareholders are entitled to all rights attaching to the Pooled Shares while the Pooled Shares are subject to the Agreement, including without limitation, rights to receive all dividend payments and distributions of capital, if any, from the Pooled Shares, and to exercise all voting rights attached to the Pooled Shares.

5.2 Alteration of Capital. The parties hereto agree that the provisions of this Agreement relating to the Pooled Shares shall apply mutatis mutandis to any shares or securities into which the Pooled Shares may be converted, changed, reclassified, redivided, redesignated, subdivided or consolidated and to any shares or securities of SE Global or of any successor or continuing company or corporation of SE Global that may be received by the registered holder of the Pooled Shares on a reorganization, amalgamation, consolidation or merger, statutory or otherwise, including the release calculation which will be adjusted so that the proportion of the Pooled Shares to be released is unaffected by the alteration of the capital of SE Global.

5.3 Transfer within the Pool. No transfer of Pooled Shares by any Shareholder to a third party (not being a Shareholder) shall be effective and no application shall be made to SE Global to register any such transfer until the proposed transferee enters into an agreement with the other parties hereto to the same effect as this Agreement. The Trustee shall not effect a transfer of the Pooled Shares to a third party (not being a Shareholder) unless the Trustee has received a copy of an acknowledgment, attached as Appendix "C" to this Agreement, executed by the person to whom the Pooled Shares are to be transferred. Notwithstanding the execution of an acknowledgment by such a person, the transferor shall not be released from its obligations under this Agreement unless it has transferred all of its Pooled Shares. The Shareholders shall be entitled to transfer the Pooled Shares to other Shareholders without the aforesaid requirements. In such event, the number of Pooled Shares to be released to each Shareholder (as set out in "Appendix B" hereto) shall be amended accordingly to reflect the said transfer.

5.4 Amendment of This Agreement. This Agreement may be amended by the written consent of all the Shareholders with Pooled Shares.

6. Trustee.

6.1 Duties of Trustee. The Trustee shall treat the Pooled Shares with such degree of care as it treats its own similar property. It is agreed that the duties of the Trustee are only such as are herein specifically provided, and the Trustee shall have no other duties, implied or otherwise. The Trustee's duties are as a depository only, and the Trustee shall incur no responsibility or liability whatsoever, except for its wilful misconduct or gross negligence. Except where the terms of this Agreement expressly refer thereto, the Trustee shall not be bound in any way by any of the terms of the Share Agreement or any other agreement to which one or more of SE Global, Sun Media, Capital Alliance Group Inc., or the Shareholders are parties, whether or not the Trustee has knowledge thereof, and the Trustee shall not in any way be required to determine whether or not the Share Agreement or any other agreement has been complied with by SE Global, Sun Media, Capital Alliance Group Inc., the Shareholders or any other party thereto. In the event that the Trustee shall be uncertain as to any of its duties or rights hereunder or shall receive instructions, claims or demands which, in its sole judgment, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action other than to keep safely all Pooled Shares held in the Pool until it shall be directed otherwise pursuant to a written notice from and executed by SE Global, and the Trustee shall not be responsible or liable for any damages while waiting for such written notice. This Agreement shall not create any fiduciary duty of the Trustee to SE Global or any other person or entity whatsoever nor disqualify the Trustee from representing any of such parties as transfer agent and/or registrar.

6.2 Reliance by Trustee on Written Notices. The Trustee may conclusively rely and shall be fully authorized and protected in relying upon any written notice, direction, instruction, demand, certificate, advice, opinion or document which it, in good faith, believes to be genuine. Set forth in Schedule 6.2 hereto is a list of the names of the persons authorized to act for SE Global and the signatures of all Shareholders under this Agreement. The Trustee may conclusively rely on and shall be authorized and fully protected in acting upon the written, facsimile or electronically delivered instructions of SE Global and the Shareholders.

6.3 Risk to Trustee. In no event shall the Trustee be liable (i) for any consequential, punitive or special damages or (ii) for an amount in excess of the value of the Pooled Shares, valued as of the date of deposit. The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

6.4 No Investigation by Trustee. The Trustee shall not be required or bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement, order, approval or other paper or document.

6.5 Trustee's Execution of Power. The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians, or nominees appointed with due care, and shall not be responsible or liable for the acts or omissions of any agent, attorney, custodian or nominee so appointed except for acts that constitute wilful misconduct or gross negligence.

6.6 Legal Proceedings.

(a) The Trustee shall not be required to institute legal proceedings of any kind.

(b) If at any time the Trustee is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects all or any portion of the Pooled Shares (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of all or any portion of the Pooled Shares), the Trustee is authorized to comply therewith in any manner as it or legal counsel of its own choosing deems appropriate; and if the Trustee complies in good faith with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect. The Trustee shall provide SE Global with notice, in accordance with Section 7.3, of any such orders, judgments, decrees or writs (along with copies of any related documentation), and the Trustee shall reasonably consult with SE Global and the Shareholders and its counsel with respect to such legal actions.

6.7 Trustee Reporting. Notwithstanding anything to the contrary herein, except as required by law, in no event shall the Trustee be under a duty to file any reports or withhold or deduct any amounts in respect of taxes due for payments made pursuant to this Agreement.

6.8 Fees of the Trustee. SE Global covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, the fees and expenses agreed to in writing between SE Global and the Trustee (which at the date hereof are set forth in Schedule 6.8 hereto) and will further pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions hereof or any other documents executed in connection herewith (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ), which related expenses, disbursements and advances shall be paid by the requesting party, as set forth therein. The obligations of SE Global under this Section 6.8 to compensate the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall survive the satisfaction and discharge of this Agreement or the earlier resignation or removal of the Trustee.

6.9 Indemnification of the Trustee. SE Global and the Shareholders agree to indemnify and hold the Trustee and its directors, employees, officers, agents, successors and assigns harmless from and against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and reasonable counsel fees and expenses which may be imposed on the Trustee or incurred by it in connection with its acceptance of this appointment as the Trustee hereunder or the performance of its duties hereunder, except as a result of the Trustee's negligence or wilful misconduct. Such indemnity includes, without limitation, all losses, damages, liabilities and expenses (including reasonable counsel fees and expenses) incurred in connection with any litigation (whether at the trial or appellate levels) arising from this Agreement or involving the subject matter hereof. The indemnification provisions contained in this Section 6.9 are in addition to any other rights any of the indemnified parties may have by law or otherwise and shall survive the termination of this Agreement or the resignation or removal of the Trustee.

6.10 Successor to Trustee. Any corporation or other entity whatsoever into which the Trustee may be merged or converted or with which it may be consolidated, and any corporation or other entity whatsoever resulting from any merger, conversion or consolidation to which the Trustee shall be a party or any corporation or other entity whatsoever succeeding to the business of the Trustee shall be the successor of the Trustee hereunder without the execution or filing of any paper with any party hereto except where an instrument of transfer or assignment is required by law to effect such succession.

6.11 Resignation of Trustee. If the Trustee at any time, in its sole discretion, deems it necessary or advisable to resign as the Trustee hereunder, it may do so by giving prior written notice of such event to SE Global, and the Shareholders and thereafter delivering the Pooled Shares to any other agent designated by SE Global and the Shareholders as communicated to the Trustee in writing, and if no such agent shall be designated by SE Global and the Shareholders within 60 calendar days of such written notice, then the Trustee may do so by delivering the Pooled Shares either (a) to any bank or trust located in the State of Utah which is willing to act as Trustee hereunder in its place (provided that the fees charged by such bank or trust company are not in excess of the fees charged by the Trustee for its services hereunder) or (b) if no such bank or trust company can be retained within a reasonable period after such 60 calendar day period after the delivery by the Trustee of its written notice, then the Trustee shall seek the appointment of its successor as prescribed by the clerk or other proper officer of a court of competent jurisdiction located within the State of Utah to the extent permitted by law (any such successor to the Trustee, whether designated by SE Global and the Shareholders or pursuant to the clause above or otherwise, is hereinafter referred to as the "Successor Agent"). The costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee in connection with such proceeding for the appointment of a Successor Agent shall be paid by SE Global. SE Global and the Shareholders may, at any time after the date hereof, upon 30 calendar day's prior written notice to the Trustee, appoint a Successor Agent for the resignation or removal of the Trustee, whereupon the Trustee shall deliver the Pooled Shares to such Successor Agent, as provided below. The reasonable fees of any Successor Agent shall be borne by SE Global. Upon receipt of the identity of the Successor Agent, the Trustee shall deliver the Pooled Shares then held hereunder to the Successor Agent. Upon delivery of the Pooled Shares to the Successor Agent, (i) the Trustee shall be discharged from any and all responsibility or liability with respect to the Pooled Shares (except as otherwise provided herein) and (ii) all references herein to the "Trustee" shall, where applicable, be deemed to include such Successor Agent and such Successor Agent shall thereafter become the Trustee for all purposes of this Agreement.

7. MISCELLANEOUS.

7.1 Construction; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Article, section, schedule, exhibit, recital and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

7.2 Amendments and Modifications. No party hereto shall be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by it.

7.3 Notices. All notices and other communications hereunder shall be in writing and shall be effective when actually received by the party to which notice is sent as follows:
(a) If to SE Global, to:	With copies to: (which shall not constitute notice)

Bruno Wu, Chairman and CEO Sun New Media Inc Holdings Limited (the post merger name of SE Global) PO Box 297, 1142 S. Diamond Bar Blvd., Diamond Bar, CA 91765

(b) If to the Trustee, to:

Fidelity Transfer Company 1800 South West Temple. Suite 301, Salt Lake City, UT, 84115

(c) If to the Shareholders, to:
The individual addresses beside each Shareholders name below.

or to such other address as the person to whom notice is being given may have previously furnished to the other parties in writing in the manner set forth above.

7.4 Assignment. Subject to Sections 5.3, 6.10 and 6.11, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party (whether by operation of law or otherwise) without the prior written consent of SE Global, the Shareholders and the Trustee; provided that SE Global may assign its rights and obligations to any affiliate, but no such assignment shall relieve such SE Global of its obligations hereunder. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

7.5 Termination of Agreement. This Agreement shall terminate when all of the Pooled Shares have been disbursed according to the terms of this Agreement.

7.6 Representation. Each of the parties hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation.

7.7 Other Miscellaneous Provisions.

(a) Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which Trustee is open for business.

(b) Each party agrees that any suit, action or proceeding with respect to this Agreement, and the performance of the parties hereunder shall only be brought in the courts of the State of Nevada, including any federal court located within the State of Nevada. Accordingly, each party submits irrevocably to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding and waives irrevocably any right which it may have to bring any such suit, action or proceeding in any forum other than a court of the State of Nevada, or in any federal court located within the State of Nevada, and any defence which it may have to the enforcement of this provision, whether based on the inconvenience of the forum or otherwise.

(c) The Trustee does not have any interest in the Pooled Shares deposited hereunder but is serving as escrow holder only. SE Global agrees to pay or reimburse the Trustee upon request for any transfer taxes or other taxes relating to the Pooled Shares incurred in connection herewith and shall indemnify and hold harmless the Trustee for any amounts that it is obligated to pay in the way of such taxes. Any payments of income in respect of the Pooled Shares shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Trustee with appropriate forms for tax I.D. number certifications.

(d) This Agreement shall be construed in accordance with and bound by the laws of the State of Utah and the laws of the United States of America applicable in the State of Minnesota.

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THE NEXT PAGE IS THE SIGNATURE PAGE]

(f) This Agreement may be executed in several parts in the same form and such part as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

FIDELITY TRANSFER COMPANY as Trustee By: _____________________________ Name: Title:	SE GLOBAL EQUITIES CORP. By: ____________________ Name: ____________ Title: Chairman and CEO

SHAREHOLDERS
By: _____________________________ Name: # of Shares Held:________	By: _____________________________ Name: # of Shares Held: ______
By: _____________________________ Name: # of Shares Held:________	By: _____________________________ Name: # of Shares Held: ______
By: _____________________________ Name: # of Shares Held:________	By: _____________________________ Name: # of Shares Held: ______

APPENDIX "C"

ACKNOWLEDGMENT AND AGREEMENT TO BE BOUND

ACKNOWLEDGMENT AND AGREEMENT TO BE BOUND

To: FIDELITY TRANSFER COMPANY
1800 South West Temple. Suite 301
Salt Lake City, UT, 84115

    I, the undersigned, acknowledge that:

  I have entered into an agreement with ____________________under which _____________ shares of common stock of SE Global (the "Pooled Shares") will be transferred to me subject to receipt of all necessary approvals, if applicable, and the Shares are held in pool subject to a Voluntary Pooling Agreement dated for reference _________________ 2005 (the "Pooling Agreement"), a copy of which is attached as Schedule "A" to this acknowledgment.

    In consideration of $1.00 and other good and valuable consideration (the receipt and sufficiency of which is acknowledged) I agree, effective upon receipt of all necessary approval of the transfer to me of the Pooled Shares, if applicable, to be bound by the Pooling Agreement in respect of the Shares as if I were an original signatory to the Pooling Agreement.

Dated at _____________________, this _____ day of ___________, 200___.

Where the transferee is an individual:

SIGNED, SEALED & DELIVERED by	)
______________________ in the	)
presence of:	)
______________________________		______________________________
Signature of Witness		(signature of transferee)
__________________________
Print Witness Name
__________________________
Address

APPENDIX "A"

STOCKHOLDERS PARTY TO POOLING AGREEMENT
NAME OF SHAREHOLDER	NUMBER OF SHARES HELD IN ESCROW
Sun Media Investment Holdings Inc.(1)	50,000,000 Common Shares (post consolidation shares)
Capital Alliance Group Inc.	7,000,000 Common Shares (post consolidation shares)
{the names of the other shareholders to be inserted}(2)	{holdings of the other shareholders to be inserted}

  The shares of SE Global Equities Corp. (to be renamed "Sun New Media Inc") issued to Sun Media Investment Holdings Inc. and related parties on the Closing Date are considered "restricted securities" under applicable U.S. securities laws. Sun Media Investment Holdings Inc. and related parties receiving these securities may not sell these securities unless these securities are first registered under U.S. securities laws or on reliance of an available exemption from the U.S. registration requirements. After one year these securities may be sold pursuant Rule 144. Rule 144 allows holders to sell 1% of the issued and outstanding share capital of an issuer in any three month period subject to certain conditions. After two years, holders who are not officers, directors or affiliates may sell these securities without regard to volume or other conditions set out in Rule 144.
  The named shareholders are considered to be a "Related Party" to Sun Media Investment Holdings Inc. for the purpose of this Pooling Agreement.

APPENDIX "B"

TERMS OF RELEASE FROM POOLING AGREEMENT

The Pooled Shares shall be released in the following amounts and at the following times:

Sun Media Investment Holdings Inc. and Related Parties(1)(2):

Release Date	# of Shares to be Released
Twenty four (24) months from the Closing Date	1,000,000
Thirty (30) months from the Closing Date	1,000,000
Thirty six (36) months from the Closing Date	1,000,000
Forty two(42) months from the Closing Date	1,000,000
Forty eight (48) months from the Closing Date	46,000,000
TOTAL:	50,000,000
  The shares of SE Global Equities Corp. (to be renamed "Sun New Media Inc") issued to Sun Media Investment Holdings Inc. and related parties on the Closing Date are considered "restricted securities" under applicable U.S. securities laws. Sun Media Investment Holdings Inc. and related parties receiving these securities may not sell these securities unless these securities are first registered under U.S. securities laws or on reliance of an available exemption from the U.S. registration requirements. After one year these securities may be sold pursuant Rule 144. Rule 144 allows holders to sell 1% of the issued and outstanding share capital of an issuer in any three month period subject to certain conditions. After two years, holders who are not officers, directors or affiliates may sell these securities without regard to volume or other conditions set out in Rule 144.
  The shares are to be released on a pro rata basis to Sun Media Investment Holdings Inc. and Related Parties.

EXHIBIT "C1"

MANAGEMENT AGREEMENT

THIS AGREEMENT dated for reference the _____ day of ______, 2005.

BY AND BETWEEN:

SE GLOBAL EQUITIES CORP., (to be renamed Sun New Media Inc ("SNMI"), incorporated under the laws of Minnesota and having its office at PO Box 297, 1142 S. Diamond Bar Blvd., Diamond Bar, CA 91765

("SE Global")

AND:

CAPITAL ALLIANCE GROUP INC., incorporated under the laws of British Columbia and having an office at Suite 1200, 777 West Broadway Vancouver, BC V5Z 4J7

("Capital Alliance")

(SE Global and Capital Alliance being singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires in this Agreement).

WHEREAS:

  SE Global is a company duly incorporated under the laws of the State of Minnesota, and is a "reporting issuer" for the purposes of the Securities Act of 1934 with the Securities and Exchange Commission;
  Sun Media became the majority stockholder of SE Global on closing an acquisition transaction whereby SE Global acquired all the shares of Sun New Media Group Ltd, a wholly owned subsidiary of Sun Media Investment Holdings Inc ("Sun Media"). As consideration for these shares, SE Global issued Sun Media 50 million shares of common stock of SE Global representing 87.4% of the total issued and outstanding share capital of SE Global (the "Share Transaction");
  SE Global is currently changing its principal business focus to media entertainment and fiber optic network operations;
  Capital Alliance is a company duly incorporated under the laws of the Province of British Columbia and is a reporting issuer for the purposes of the Alberta and British Columbia Securities Acts. Capital Alliance is not a reporting issuer in the United States; and
  Capital Alliance is desirous of providing certain management advisory services to SE Global and its subsidiaries following the Share Transaction; and SE Global wishes to retain the services of Capital Alliance for the purposes and on the terms and conditions set out in this Agreement

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisions contained in this Agreement, the parties agree as follows:

1. INTERPRETATION

         1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

  "Agreement" means this Agreement as from time to time supplemented or amended;
  "Base Fee" means that compensation set forth in section 4.1 below;
  "Board of Directors" or "Board" means the Board of Directors of SE Global as duly constituted from time to time;
  "Effective Date" has the meaning ascribed to it in section 3.1 of this Agreement;
  "Indemnified Party" has the meaning ascribed to it in section 9.2 of this Agreement;
  "Non-Renewal Notice" has the meaning ascribed to it in section 4.2 of this Agreement;
  "Regulatory Approval" means the acceptance for filing, if required, of the transactions contemplated by this Agreement by the Regulatory Authorities;
  "Regulatory Authorities" means the US Federal Securities and Exchange Commission and such other regulatory agencies who have jurisdiction over the affairs of SE Global and/or Capital Alliance including, all regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;
  "Term" has the meaning ascribed to it in section "3.1" of this Agreement; and

  "Termination Fee" has the meaning ascribed to it in section "3.4 of this Agreement.

        1.2 Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,:

  (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;
  (b) the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Agreement;
  (c) any reference to an entity shall include and shall be deemed to be a reference to any entity that is a successor to such entity; and
  (d) words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

2. SERVICES AND DUTIES OF CAPITAL ALLIANCE

        2.1 Advisory Services. All advisory services rendered pursuant to this Agreement shall be rendered to the executive officers of SE Global or to the Board of Directors.{Note: "Board" and "Board of Directors" are defined terms.}During the Term (as defined) of this Agreement Capital Alliance will provide SE Global and/or its subsidiaries with such general corporate, administrative, technical and management advisory services as is reasonably considered necessary or advisable by SE Global for the due and proper management of SE Global to achieve the goals and needs of SE Global as determined by the policies and proceedings of management and the Board of Directors (collectively, the "Advisory Services") and the requirements of the Securities and Exchange Commission. Capital Alliance is not responsible for any expenses relating to SE Global's reporting and maintenance status with regulatory authorities including and not limited to regulatory filing fees, audit fee, legal fee or annual maintenance fees immediately after closing of the Share Purchase transaction.

        2.2 Specific Advisory Services. Without limiting the generality of the Advisory Services to be provided as set forth in section 2.1 of this Agreement, it is hereby acknowledged and agreed that Capital Alliance will provide the following specific advisory services:

  supervision of the hiring of competent personnel as are required for the efficient operation of SE Global's investment banking business;
  advice regarding the management and supervision of the performance of personnel and of the operation of various business enterprises of SE Global as approved by the Board;
  the identification of business opportunities for SE Global, assistance in the conduct of due diligence, and in the negotiation and conclusion of contracts for such opportunities;
  assistance in the coordination of the preparation and dissemination of all North American regulatory filings, press releases and related reports for SE Global; and
  assistance in setting up corporate alliances for SE Global with major companies and customers, SE Global's auditors, SE Global's solicitors and SE Global's affiliated companies and business partners.
  Subject to receiving full cooperation and documentations from Sun Media and SE Global management, Capital Alliance is to ensure compliance with all applicable statutory, regulatory and governmental requirements, including without limitation ensuring that all filings required by the SEC and/or any other relevant authorities are made.
  Capital Alliance and SE Global are both not responsible for any expenses relating to the reporting and maintenance status including and not limited to regulatory filing fees, audit fee, legal fee or annual maintenance fees for the subsidiaries of SE Global's securities and investment banking businesses under Clause 2.1. SE Global's subsidiaries shall be responsible for its own fees and expenses as described in this clause.

        2.3 Personnel Support. It is hereby acknowledged that SE Global is contracting with Capital Alliance to provide one or more individuals to provide the services. It is within the sole discretion of Capital Alliance whom it may chose to provide such services from time to time, so long as such person is competent to perform those tasks and such person has been approved by the Board. In the event that the Advisory Services to be provided to SE Global exceed the amount of time provided by this Agreement as basic retainer or reasonably exceed the capacity of Capital Alliance's personnel then, , [SE Global] shall pay for the employment of additional personnel (any such employment to be at SE Global's sole discretion), either directly or by contract through Capital Alliance, to perform the tasks requiring additional personnel as specified by Capital Alliance and at a rate determined by the Board. For the avoidance of doubt, any increase in personnel required or excess time spent providing the Advisory Services as aforesaid shall not entitle Capital Alliance to any increase in the Base Fee whatsoever.

        2.4 Additional Funding. Save for the prior one-off cash injections according to the Share Purchase Agreement, SE Global shall not be responsible for providing any further funding or cash needs to CAG for the provision of the Advisory Services hereunder, or to the Securities Brokerage Business. SE Global. may, in its sole discretion provide loans to CAG for the provision of the Advisory Services hereunder. It is the responsibility of CAG for the due and proper operation and management of the Securities Brokerage Business as a going concern.

3. TERM, RENEWAL AND TERMINATION

        3.1 Term. The Term of this Agreement (the "Term") is for a period of 24 months commencing on the closing date of the Share Transaction (the "Effective Date") and terminating 24 months from the Effective Date, subject to the terms set forth in this Agreement.

        3.2 Renewal. This Agreement may be renewed for subsequent one year periods if negotiated and agreed by the parties in writing at least 90 calendar days prior to the end of the Term.

        3.3 Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated:

  by either Party upon written notice to the other Party if:
  (i) the other Party commits a material breach of any provision of this Agreement and (if such breach is capable of remedy) fails to cure the same within 30 calendar days from its receipt of written notice from said Party; or
  (ii) the other Party commits fraud, misrepresentation, or serious neglect or misconduct in the discharge of its respective duties hereunder or under the law; or
  (iii) the other Party becomes adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, and where any such petition is not dismissed; or

  (iv) by SE Global in its absolute discretion and for any reason on giving Capital Alliance six months' advance notice in writing or on paying to Capital Alliance the equivalent termination pay in lieu of notice; or

  automatically, upon the completion of the sale and purchase of shares of the Subsidiaries pursuant to the exercise of the Purchase Option.

Failure by SE Global to rely on the provision of this paragraph in any given instance or instances, shall not constitute a precedent or be deemed a waiver.

4. COMPENSATION OF CAPITAL ALLIANCE

        4.1 Base Fee/Reimbursement of Expenses. SE Global will provide Capital Alliance with a one time stock grant of 250,000 shares of common stock (post consolidated) of SE Global on entering into this agreement which SE Global shall qualify under Form S-8 (the "Base Fee"). Subject to the procedure set out in this clause, Capital Alliance shall be funded for or reimbursed for all reasonable expenses incurred, or to be incurred, by Capital Alliance for the benefit of SE Global in accordance with Clause 2.1. This includes but is not limited to all return travel for all personnel to and from SE Global's property, all room and board while working on SE Global's property, all cell and long distance telephone charges, and all expenses generated by the use of a rental or other vehicle while working on SE Global's property including all gas and repair expenses. All such expenses shall be supported by invoices or receipt which must be presented to SE Global prior to any claim being made in respect thereof. In the event such expenses are not satisfactorily supported by invoices or receipts (which determination shall be in SE Global's sole discretion acting reasonably) Capital Alliance shall not be entitled to be reimbursed for such expenses. Capital Alliance shall seek SE Global's prior approval in writing before the incurring of any expense exceeding [US$500] failing which SE Global reserves the right not to allow the claim for the said expense.

        4.2 Vacation. Capital Alliance shall be entitled to grant its appointed personnel up to three weeks paid vacation per year during which time Capital Alliance will appoint competent replacement to provide its services hereunder.

        4.3 Work Permits. SE Global will use its best efforts to sponsor and or assist Capital Alliance in obtaining all necessary work visas for its personal and reimburse Capital Alliance for all costs related to such visas (the reimbursement does not cover the services provided according to Clause 2.2) whether it relates to a TN Visa, B-1 Visa, H-1B Vias, or National Interest Waiver Green Card necessary to work on the SE Global's behalf in the United States.

        4.4 Insurance. It shall be the sole responsibility of SE Global and Global American respectively, and SE Global and Global American shall use best efforts to obtain and to maintain and keep in force and effect during the terms of this Agreement the following insurance coverages:

  Comprehensive general liability insurance, including insurance against completed operations liability for losses occurring within six months after the provisions of Services and acceptance of the work, against claims which may arise from Capital Alliance's Services or operations under this Agreement including claims arising out of personal injury, bodily injury and death and damage to or destruction of property or others, including loss of use thereof. Coverage shall apply to SE Global, Global American and Capital Alliance, and each of them with a combined single limit of not less than $3 million US dollars for any one accident or occurrence or series of accidents or occurrences arising out of any one event;
  Worker's compensation or like coverage as required by applicable law or other authorized governmental authority covering all persons employed by SE Global, Global American and Capital Alliance or subcontractors on work to be performed under this Agreement;
  Automobile bodily injury and property damage liability insurance covering automobiles owned or leased or rented by SE Global and Capital Alliance, its servants, agents or employees in connection with the work under this Agreement. The limits of insurance shall be not be less than $3 million US dollars inclusive for any one occurrence.

5.0 ADDITIONAL OBLIGATIONS OF CAPITAL ALLIANCE

        5.1 No Conflict. During this Agreement Capital Alliance will not engage in any business which reasonably may detract from, compete with or conflict with the Capital Alliance's duties and obligations to SE Global as set forth in this Agreement without disclosure to the Board of Directors and will not do so if the Board of Directors objects.

        5.2 Confidentiality. Capital Alliance will not, except as authorized or required by Capital Alliance's duties hereunder, reveal or divulge to any person or companies any information concerning the organization, business, finances, transactions or other affairs of SE Global, or of any of its subsidiaries, which may come to the Capital Alliance's knowledge during the continuance of this Agreement, andCapital Alliance will keep in complete secrecy all confidential information entrusted to Capital Alliance and, save for the purposes of this Agreement, will not use or attempt to use any such information in any manner whatsoever, in particular in any manner which may injure or cause loss either directly or indirectly to SE Global's business. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

        5.3 Compliance with Applicable Laws. Capital Alliance will comply with all Canadian, U.S. and foreign laws, whether federal, provincial or state, applicable to SE Global and/or Capital Alliance's duties hereunder and, in addition, hereby represents and warrants that any information which Capital Alliance may provide to any person or company hereunder will be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

6. ADDITIONAL OBLIGATIONS OF SE GLOBAL

        6.1 Provision of Information. SE Global will promptly provide Capital Alliance with all information necessary to undertake the Advisory Services requested by SE Global under this Agreement. SE Global shall not be responsible for verifying the accuracy of such information. SE Global will inform Capital Alliance of any material change in the information that has been supplied by SE Global to Capital Alliance. SE Global will also provide copies of documents as Capital Alliance may be reasonably required in order to permit the evaluation of SE Global's objectives and preparation of recommend actions and advice to SE Global on SEC filing and other regulatory issues, or other issues which SE Global believes necessary.

7. REPORTING BY CAPITAL ALLIANCE

        7.1 Reporting. So often as may be required by the Board of Directors, Capital Alliance will provide to the Board of Directors such information concerning the results of Capital Alliance's Advisory Services and activities hereunder as the Board of Directors may reasonably require.

8. INDEPENDENT CONTRACTOR

        8.1 No Relationship of Employer-Employee. Nothing contained in this Agreement shall be construed as creating the relationship of employer and employee as between SE Global and any employees, directors or officers of Capital Alliance or Capital Alliance. Capital Alliance is an independent contractor.

        8.2 No Partnership or Joint Venture. SE Global and Capital Alliance are not partners venturers, agents or legal representatives of or with each other, and nothing herein shall be construed so as to make them such partners, joint venturers, agents or legal representatives or impose any liability as such on either of them.

        8.2 No Ability to Bind SE Global. It is the intention of the parties hereto that the relation of the parties shall be that of an independent contractor. Capital Alliance is not authorized hereby to act as agent on behalf of SE Global to negotiate or enter into, or amend or waive any provision of, any contract or commitment or otherwise to bind or obligate SE Global in any way, and Capital Alliance shall not purport to do so.

        8.3 No Guarantee of Obligations; No Third Party Rights. This Agreement is not, and nothing herein contained or done pursuant hereto shall be deemed to constitute, a direct or indirect guarantee by Service Co. of any payment or performance by SE Global of any indebtedness, liability, or obligation of any kind or character. It is the express intention of the parties hereto that no creditor of SE Global or any other third party shall be deemed to be a third party beneficiary of or have any rights under or by virtue of this Agreement .

9. INDEMNIFICATION AND LEGAL PROCEEDINGS

        9.1 General. Capital Alliance shall carry out the Advisory Services with due care and with such care, skill and diligence required or reasonably expected of persons engaged in the provision of services of the size, type, scope and complexity contemplated by this Agreement, and in compliance with all applicable laws, regulations, rules, guidelines and codes of practice.

        9.2 Indemnification. SE Global shall indemnify Capital Alliance and its personnel (each an "Indemnified Party") against all losses, damages, legal expenses, and any other expenses or costs of any nature which may be occasioned by their service with SE Global. Inter alia in accordance with Clause 2.1, this indemnity shall apply to all manner of actions, proceedings, or prosecutions, whether civil, regulatory, or criminal, to which the Indemnified Party may be subject due in whole or in part to the Services provided or by virtue of any office held pursuant to this Agreement . This indemnity shall apply for all matters arising during the Term, and any extension, thereof provided That such loss, damage, expense or cost was not materially caused by or contributed to by (i) the default, misconduct or negligence of Capital Alliance and/or any of its officers, directors, personnel or consultants; or (ii) any breach of any of the terms of this Agreement by Capital Alliance and/or any of its officers, directors, personnel or consultant.

        9.3 Notice of Claim. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought, the Indemnified Party will give SE Global or Capital Alliance prompt written notice of any such action of which the Indemnified Party has knowledge., failing which SE Global shall be relieved of its obligations of indemnification hereunder.

        9.4 Responsibility for Profits and Losses. For the Term of this Agreement, Capital Alliance shall indemnify each of the Subsidiaries from all losses and liabilities relating to the Securities Brokerage Business, In order to give effect to this, the Parties shall determine the payments (if any) to be made by Capital Alliance as follows:

  each Subsidiary shall prepare accounts for each financial year. If such accounts show a loss resulting from two years combined averaged according to US GAAP for that Subsidiary, Capital Alliance shall pay to the relevant Subsidiary an amount equivalent to the net loss shown in the accounts for that financial year; and

  at the termination or the expiry of this Agreement (whichever is earlier), CAG shall procure each Subsidiary to prepare its accounts covering the period of that current financial year up to the date of such termination or expiry as the case may be (the "Termination Accounts") . If the Termination Accounts shows a loss resulting from the combined averaged for the period under Capital Alliance's management for that Subsidiary for the relevant period of the Termination Accounts, Capital Alliance will pay to the relevant Subsidiary an amount equivalent to such net loss shown.

  If the subsidiaries under the management of Capital Alliance shows a profit according to US GAAP during the period under Capital Alliance management, Capital Alliance shall be entitled to 20% of its net profit before tax.

10. FORCE MAJEURE

        10.1 Events. If either Party hereto is at any time either during this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

        10.2 Notice. A Party shall within seven calendar days give notice to the other Party of each event of force majeure under section 10.1 of this Agreement, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party have been extended by virtue of such event of force majeure and all preceding events of force majeure.

11. ARBITRATION

        11.1 Matters for Arbitration. Except for matters of indemnity or in the case of urgency to prevent material harm to a substantive right or asset, the Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof. This provision shall not prejudice a Party from seeking court order or assistance to garnish or secure sums or to seek summary remedy for such matters as counsel may consider amenable to summary proceedings.

        11.2 Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof, that any Party intending to refer any matter to arbitration shall have given not less than 10 business days' prior written notice of its intention to do so to the other Party together with particulars of the matter in dispute. On the expiration of such 10 business days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for in section "10.3" in this Agreement.

        11.3 Appointments. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within 10 business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 10 business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for. If the other Party shall fail to appoint an arbitrator within 10 business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed in accordance with the Arbitration Act of the State of California (the "Arbitration Act"). Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place for the purpose of hearing the evidence and representations of the Parties, and he shall preside over the arbitration and determine all questions of procedure not provided for by the Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

        11.4 Award. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

12. NOTICE

        12.1 Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified on the front page of this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

        12.2 Change of Address. Either Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

13. GENERAL PROVISIONS

        13.1 Entire Agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

        13.2 No Assignment. This Agreement may not be assigned by either Party except with the prior written consent of the other Party.

        13.3 Warranty of Good Faith. The Parties hereto warrant each to the other to conduct their duties and obligations hereof in good faith and with due diligence and to employ all reasonable endeavours to fully comply with and conduct the terms and conditions of this Agreement.

        13.4 Regulatory Authorities. This Agreement is subject to prior Regulatory Approval, if required, of each of the Regulatory Authorities.

        13.5 Further Assurances. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

        13.6 Representations and Costs. It is hereby acknowledged by each of the Parties hereto that, as between SE Global and Capital Alliance herein, Venture Law Corporation, Barristers and Solicitors, acts solely for SE Global, and that Capital Alliance has been advised by Capital Alliance to obtain independent legal advice with respect to Capital Alliance's review and execution of this Agreement.

        13.7 Applicable Law. The situs of this Agreement is Vancouver, British Columbia, and state of California for all purposes this Agreement will be governed by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia and State of California.

        13.8 Severability and Construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

        13.9 Captions. The captions, section numbers and Article numbers appearing in this Agreement and the index hereto are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

      13.10 Consents and Waivers. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

  be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;
  be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

  constitute a general waiver under this Agreement; or eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

Remainder of Page Intentionally Left Blank

        13.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement. A party may execute this Agreement and transmit its signature by facsimile, which shall be fully binding, and the party taking such actions shall deliver a manually signed original as soon as is practicable.

IN WITNESS WHEREOF the parties hereto have hereunto executed the Agreement as of the day and year first above written.
SE GLOBAL EQUITIES CORP.	) CAPITAL ALLIANCE GROUP INC. )
(to be renamed Sun New Media Inc.)))
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Bruno Wu, Chairman and CEO	) Toby Chu, President & Director )
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EXHIBIT "C2"

FINDER'S FEE AGREEMENT

AGREEMENT dated for reference the 21st day of July, 2005.

BY AND BETWEEN:

SE GLOBAL EQUITIES CORP., (to be renamed "Sun New Media Inc"), incorporated under the laws of Minnesota and having its office at PO Box 297, 1142 S. Diamond Bar Blvd., Diamond Bar, CA 91765

("SE Global")

AND:

SUN MEDIA INVESTMENT HOLDINGS LTD. incorporated under the laws of The British Virgin Islands, having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

("Sun Media")

AND:

MR. YU HIYANG,  having an address at ___________.

AND:

BECKFORD FINANCE SA. Incorporated under the laws of Republic of Panama, having its office at 20 Rue Senebier, CH-1211, Geneva 12, Switzerland.

(Mr. Hiyang and Beckford Finance SA. collectively refer to as the "Finder")

(SE Global, Capital Alliance, Sun Media and Finder being singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires in this Agreement).

WHEREAS:

A. SE Global is a company duly incorporated under the laws of the State of Minnesota, and is a "reporting issuer" for the purposes of the Securities Act of 1934 with the Securities and Exchange Commission and trades on the OTC Bulletin Board;

B. SE Global has agreed to acquire all of the shares of Sun New Media Group Limited a company wholly owned by Sun Media.

C. Beckford Finance SA is a resident of British Virgin Islands and Switzerland, and Mr. Hiyang is a resident of the People's Republic of China and therefore neither is a "US Person" as that term is defined in Regulation S of the US Securities Act of 1933.

D. In consideration for the assistance of the Finder in introducing Sun Media and related parties to SE Global which may result in these Parties entering into and working towards finalizing as asset acquisition agreement, the Parties agree to pay a finder's fee to the Finder on closing such a share purchase agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisions contained in this Agreement, the parties agree as follows:

1. Acknowledgment of Contribution. Without the Finder's assistance SE Global, Sun Media and related parties would not have met or be working towards entering into, finalizing and closing an acquisition agreement with one another (the "Share Purchase Agreement").

2. Limited Engagement. This Agreement relates solely to the Finder's services rendered in providing the Sun Media and SE Global with the introduction to one another. The Finder is not required to perform any additional services to be entitled to the above compensation. Specifically, the Finder will not engage in any negotiations whatsoever on behalf of the parties. Nor will the Finder provide the Buyers or any individual or entity with information which may be used as a basis for such negotiations. The Finder will have no responsibility for, nor will the Finder make recommendations, concerning the terms, conditions or provisions of any agreement between parties, or the manner or means of consummating the transaction.

3. Commission or Finder's Fee. SE Global and Sun Media agree to cause SE Global to issue the Finder compensation or a finder's fee of 3.333 million shares of common stock of SE Global to Mr. Yu Hiyang and 1.667 million shares to Beckford Finace SA (together the "Shares") for this introductory service if and when the Share Purchase Agreement closes. The Finder's Fee will be due and payable immediately on the day of closing the Share Purchase Agreement. The Finder in his (its) discretion will direct how he (it) would like the shares issued as the Finder's Fee registered.

4. Non-Circumvent & Future Issuance. SE Global and Sun Media agree to cause SE Global to issue, within two years from the closing date of the Share Purchase Agreement, additional Finder' fee shares to New Eager Investments Ltd and Beckford Finance SA to be distributed on a 50/50 basis, equaling to 10% of all future issuance of new shares including but not limited to share exchange transactions, asset and/or share acquisitions between SE Global and Sun Media or Sun Media subsidiaries. SE Global and Sun Media agree not to circumvent the Finders for other business transactions within two years from the closing date of the Share Purchase Agreement.

5. Shares Will Not Be Registered. The Finder acknowledges that the Shares will not be registered under the Securities Act of 1933 or any other applicable securities laws, will be issued in transactions not requiring registration under the Securities Act of 1933 (Regulation S) and, unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act of 1933 or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto.

6. Legends. The Finder acknowledges and accepts that the securities certificates evidencing the Shares will bear a restrictive legend substantially in the form below:

" THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISTRIBUTED DIRECTLY OR INDIRECTLY, IN THE UNITED STATES, ITS TERRITORIES, POSSESSIONS, OR AREAS SUBJECT TO ITS JURISDICTION, OR TO OR FOR THE ACCOUNT OR BENEFIT OF A "U.S. PERSON" AS THAT TERM IS DEFINED IN RULE 902 OR REGULATION S OF THE ACT, AT ANY TIME PRIOR TO ONE (1) YEAR AFTER THE ISSUANCE OF THIS CERTIFICATE, EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, OR (ii) IN COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. ANY SALES, TRANSFERS OR DISTRIBUTIONS OF THE SECURITIES MUST BE MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE ACT." and

Any legend required by applicable state or other securities laws.

7. Representation. SE Global and Sun Media acknowledge they it understands the Finder is not a licensed securities broker or dealer, or investment advisor, and that this Agreement is not intended for the purpose of buying, selling, or trading securities, or offering counsel or advice with respect to any of such activities.

8. Other Documents. The Finder understands that SE Global will rely on Regulation S to issue the Shares. The Finder agrees to provide SE Global with all further documentation including a subscription agreement that may be required in order to properly rely on Regulation S.

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9. General. This Agreement may be changed only be the written consent of all parties. This Agreement may not be assigned by either party without the written consent of the others. This Agreement is the entire Agreement between the parties. There are not understandings, representations, or warranties between the parties concerning this Agreement except as set out in this Agreement. The judgment by any court of law that a particular section of this agreement is illegal will not affect the validity of the remaining provisions. The laws of the Province of British Columbia govern the validity of this Agreement.

The signatures below bind the parties to the terms and conditions of this Agreement. The parties both understand, agree, and accept the above terms and conditions of this agreement.

SE GLOBAL EQUITIES CORP.	) )	SUN MEDIA INVESTMENT HOLDINGS LTD.	) )
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/s/ Toby Chu	)	/s/ John Li	)
__________________________________________	)	__________________________________________	)
Toby Chu, Chairman, C.E.O. & Director	)	John Li, President & Director	)
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Mr. Yu Hiyang	) )	Beckford Finance SA	) )
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/s/ Yu Hiynag	)	/s/ Carmen Rodriguez	)
__________________________________________	)	__________________________________________	)
Mr. Yu Hiyang	)	Name: Carmen Rodriguez	)
	)	President & Director	)

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